EXHIBIT 11 INSIDER TRADING POLICIES

Policy against Market Abuse
Insider Dealing, Market Manipulation and Unlawful Disclosure of
Inside Information.

C2-Restricted - Version 2.0

Table of contents

Reading guide                                 3

1. Introduction                                  4
1.1 Objective                                  4
1.2 Scope                                 4
1.3 Overview of regulations                         4
1.4 Local regulations                             5
1.5 Waivers and Deviations                          5
1.6 Implementation and embedding of the Policy              5

2. Obligations                                 6

3. Risk Assessment & Control Objectives                  11

4. Appendix A Defined terms                          12

Reading guide

The Policy Against Market Abuse (hereafter ‘MAR Policy’) describes:
•in chapter 1, the objective and scope;

•in chapter 2, the thirteen Market Abuse obligations that Employees and ING Entities must comply with:
01. No Insider Dealing (2.1);
02. No Recommending or encouraging others to engage in Insider Dealing (2.2);
03. No Unlawful Disclosure of Inside Information (2.3);
04. No Market Manipulation, which includes, amongst others, Benchmark Manipulation (2.4);
05. The timely public disclosure of Inside Information that directly relates to the relevant issuer (2.5);
06. Maintaining insider lists (2.6);
07. The Prevention and detection of Market Abuse (2.7);
08. Notification of suspicious orders and transactions to the relevant competent authority (2.8);
09. Objective and transparent Investment Recommendations (2.9)
10. The disclosure of Managers' transactions (2.10);
11. Conditions related to Market Soundings (2.11);
12. Governance obligations (2.12); and
13. Training and Awareness obligations (2.13).

•in chapter 3, Market Abuse Risk Descriptions and linked Control Objectives;

•in chapter 4, an overview of related documentation that can help in further detailing certain obligations in relation to Market Abuse or related areas;

The definitions of the bold and light blue coloured terminology are found in the Appendix.

Issued by: Conduct Compliance & Culture
Effective date: 1 September 2021
Approved by: ING Bank NFRC
Next review date: Currently under review
Contact details: Conduct Compliance & Culture, Group Compliance
Version: V.2.0 (Final Draft)
Replaces: Market Abuse Policy 2016

© 2020 ING Bank. All rights reserved

1.Introduction
1.1 Objective
The smooth functioning of securities markets and public confidence in markets are crucial for economic growth and wealth. Market Abuse harms the integrity of the financial markets and public confidence in Financial Instruments. Therefore, Market Abuse needs to be combatted.

Market Abuse is a concept that encompasses unlawful behaviour that in essence consists of:
•(attempted) Insider Dealing;
•(attempted) Unlawful Disclosure of Inside Information; and
•(attempted) Market Manipulation, including Benchmark Manipulation.

The purpose of the rules against Market Abuse is to increase market integrity and investor protection, enhancing the attractiveness of securities markets for capital raising.

MAR Policy sets obligations and control objectives that together aid in reaching our objectives of:
•contributing to the purpose described above;
•contributing to the mitigation of Market Conduct risks as defined in the Compliance risk catalogue; and
•enabling ING to comply with the laws and regulations against Market Abuse.

1.2 Scope
The MAR Policy is applicable to:
•all ING Entities, which means, in short, all majority owned ING businesses (or business entities) and businesses under ING's management control (including ING Group N.V.); and
•all Employees.

Unless specified otherwise, the scope of the MAR Policy is limited to:
•Financial Instruments admitted to trading, or for which a request for admission to trading has been made, on:
•a regulated market;
•a multilateral trading facility (MTF);
•an organised trading facility (OTF); or
•an equivalent non-EEA trading venue.
•Financial Instruments of which the price or value depends on or has an effect on the price or value of such Financial Instruments (including, but not limited to, credit default swaps and contracts for difference).

1.3 Overview of regulations
The policy is based on the main regulations listed below:
•EU Market Abuse Regulation, the 'MAR' (EU 596/2014);
•EU Regulations amending the MAR (EU 2016/1033 and 2019/2115);
•Various EU Delegated and Implementing Regulations for the MAR (2016/347, 2016/378, 2016/523, 2016/959, 2016/1055, 2017/1158, 2016/522, 2016/908, 2016/909, 2016/957, 2016/958, 2016/960, 2016/1052, 2015/2392);
•MAR Guidelines - Persons receiving market soundings (ESMA/2016/1477);
•MAR Guidelines - Delay in the disclosure of inside information (ESMA/2016/1478);
•MAR Guidelines on commodity derivatives (ESMA/2016/1480); and
•EU Benchmark Regulation (EU 2016/1011)

1.4 Local regulations
In jurisdictions where local legislation is more stringent, the local legislation prevails.

1.5 Waivers and deviations
The waiver or deviation procedure applies as included in Appendix D of the ICF Binding Principles. A waiver is required from the Policy Owner when not applying a mandatory standard from the MAR Policy. All approved waivers and deviations must be subsequently registered in iRisk.

1.6 Implementation and embedding of the Policy
Implementation of the MAR Policy should be done after a clear (risk) assessment of specific activities undertaken within an ING Entity, in order to establish which specific obligations are or are not applicable.

Policy requirements and control objectives must be translated by Global and/or Local Control Owners into key controls that must be implemented locally and require mandatory testing.

The MAR Policy and related documents can be found in the ING Index of all Global Policies on the ING Intranet.

2.Obligations
Employees and ING Entities have to comply with the thirteen obligations described in this chapter. A small set of obligations are only applicable when certain activities are undertaken within an ING Entity. An applicability assessment (see Section 1.5) should provide a conclusion as to which specific obligations apply.

2.01No Insider Dealing
Insider Dealing can take a wide variety of forms. In essence it involves:
•the use of Inside Information by executing transactions in Financial Instruments, which also includes personal account dealing;
•the use of Inside Information by cancelling or amending an existing order for a Financial Instrument after the person in question came into possession of the Inside Information; and
•the use of a recommendation or inducement (as described in 2.02 of the MAR Policy) while the person in question knows, or should know, that it is based on Inside information.
A person who possesses Inside Information and executes a transaction in Financial Instruments (to which the Inside Information relates) is considered to have used the Inside Information and therefore commits Insider Dealing, unless:
•an exception applies (see below); or
•the person can produce significant evidence to rebut the presumption of use of that information, or show that the transaction falls outside the purpose of the rules against Insider Dealing (see Introduction). An example of this is where an Employee sells shares even though (s)he possesses Inside Information suggesting that the share price will rise, because (s)he requires the proceeds of the sale immediately and cannot wait for the price to rise somewhat.
A detailed description of the term Insider Dealing is included in the definitions relating to the MAR Policy (see Appendix).

Exceptions to Insider Dealing Prohibition
In short, an exception to the prohibition against Insider Dealing may apply in the following situations:
1.the person in possession of Inside Information executes a transaction in good faith to meet an obligation which arose before the relevant person had Inside Information;
2.ING (as legal entity) executes a transaction in possession of Inside Information and all of the following conditions are met:
•it has established, implemented and maintained adequate and effective internal arrangements and procedures (e.g. information barriers);
•the decision to deal is taken by individuals not in possession of the Inside Information; and
•ING has not influenced those individuals;
3.where the Inside Information is the person's own intention to deal and that intention is carried out by the relevant person;
4.where the person in possession of Inside Information is a market maker acting legitimately in the normal course of the exercise of such function;
5.where the person in possession of Inside Information is authorized to execute orders on behalf of third parties and acts legitimately in the normal course of the exercise of that person’s employment, profession or duties;
6.share buybacks and stabilization, provided that various conditions are met; and
7.transactions as part of a merger or takeover bid, provided various conditions are met.
Notwithstanding the previous paragraph, a competent authority still has the right to conclude that a violation of the prohibition against Insider Dealing may still have occurred. A competent authority could determine that there was an illegitimate reason for a respective order or transaction or related behaviours.
When in doubt as to whether an exception applies, ING Entities or Employees should contact a (Local) Compliance Officer for advice.

2.02No Recommending or encouraging others to engage in Insider Dealing

Recommending or encouraging others to engage in Insider Dealing includes, on the basis of Inside Information, recommending or encouraging a person to:
1.acquire or dispose of Financial Instruments (to which the Inside Information relates); or
2.cancel or amend an order for a Financial Instrument (to which the Inside Information relates).

2.03No Unlawful Disclosure of Inside Information

Unlawful Disclosure of Inside Information includes:
1.the disclosure of Inside Information to another person; and
2.the onward disclosure of a received Recommendation or Encouragement to engage in Insider Dealing (as described in 2.02 of the MAR Policy).

A disclosure is not unlawful where the disclosure is made on a "Need to Know" basis in the normal exercise of an employment, a profession or duties and the recipient of the Inside Information is under an obligation of confidentiality.

2.04No Market Manipulation

Market Manipulation can take a wide variety of forms. In essence, it comprises of:
1.Executing a transaction, placing an order to trade or any other behaviour which:
•gives or is likely to give, false or misleading signals as to the supply of, demand for, or price of a Financial Instrument;
•brings, or is likely to bring, the price of a Financial Instrument at an abnormal or artificial level; or
•affects, or is likely to affect, the price of a Financial Instrument which uses any form of deception or contrivance.
2.Disseminating information (via the media, internet or otherwise) which gives, or is likely to give, false or misleading signals as to the supply of, demand for or price of a Financial Instrument.
3.Benchmark Manipulation, meaning:
•transmitting false or misleading information or providing false or misleading inputs linked to a Benchmark when the person who made the transmission or provided the input knew, or should have known, that it was false or misleading; or
•any other behaviour which manipulates the calculation of a Benchmark.

A detailed description of the term Market Manipulation is included in the definitions relating to the MAR Policy (see Appendix).

2.05Public disclosure of Inside Information

An issuing ING Entity is required to publicly disclose Inside Information that directly relates to itself as soon as possible, provided such ING Entity:
1.has requested or approved admission of its Financial Instruments to trading on a regulated market in the EEA;
2.has approved trading of its Financial Instruments on an MTF or an OTF; or
3.has requested admission of its Financial Instruments to trading on an MTF in the EEA.

Various obligations for public disclosure of Inside Information apply, including:
1.making the information public via a press release and in a manner that enables fast access and complete, correct and timely assessment of the information by the public;
2.posting and maintaining the information on the website of the issuing ING Entity for at least five years; and
3.not combining the press release (in which the Inside Information is disclosed) with advertisements for the activities of the respective issuing ING Entity.

An issuing ING Entity (described above) is permitted to delay the immediate disclosure of Inside Information (directly related to itself) if the applicable statutory cumulative delay conditions are met.

2.06Maintaining Insider lists

Where an ING Entity acts as an issuer, or on behalf of an issuer, ING shall:
1.draw up an insider list in a digital format containing all Employees having access to Inside Information and persons performing tasks through which they have access to Inside Information, such as advisers, accountants or credit rating agencies;
2.promptly update the insider list, including the date and time when the change triggering the update occurred, in the following circumstances:
•where there is a change in the reason for including a person already on the insider list;
•where there is a new person who has access to Inside Information and needs, therefore, to be added to the insider list; and
•where a person ceases to have access to Inside Information;
3.provide the insider list to the competent authority as soon as possible upon its request, after consultation with the (Local) Compliance Officer;
4.take all reasonable steps to assure that any person on the insider list acknowledges in writing the legal and regulatory duties entailed and is aware of the sanctions applicable to Insider Dealing and Unlawful Disclosure of Inside Information.

Format of insider lists
The electronic format of the insider list shall at all times ensure:
1.the confidentiality of the information included by ensuring that access to the insider list is restricted to clearly identified Employees that need that access due to the nature of their function or position;
2.the accuracy of the information contained in the insider list;
3.the access to, and the retrieval of, previous versions of the insider list.

Data included in insider lists
The insider list shall include at least:
1.the identity of any person having access to Inside Information;
2.the reason for including that person in the insider list;
3.the date and time at which that person obtained access to Inside Information; and
4.the date on which the insider list was drawn up.

Multiple sections in insider lists
Insider lists shall be divided into separate sections relating to different sets of Inside Information. New sections shall be added to the insider list upon the identification of new Inside Information.

Each section of the insider list shall only include details of persons having access to the Inside Information relevant to that section.

Permanent Insiders
To avoid multiple entries in respect of the same persons in different sections of the insider list, a supplementary section may be inserted in the insider list with the details of persons who, due to the nature of their function or position, have access at all times to all Inside Information. Those are the Permanent Insiders. Details on designation, requirements and obligation of Permanent Insiders can be found in relevant ING Permanent Insider Procedures.

2.07Prevention and detection of Market Abuse

Where an ING Entity is professionally arranging or executing orders or operates a trading venue, it shall have effective arrangements, systems and procedures to detect and report:
1.suspicious orders including cancellations and modifications thereof; and
2.transactions that constitute Insider Dealing or Market Manipulation, whether placed or executed on or outside a trading venue.

In addition, for ING FM and GT locations, these procedures should be in line with the ING Global Trade Surveillance Governance. When appropriate, Trade Surveillance should be supplemented with the Communication Surveillance in line with the ING Communication Surveillance Procedure.

2.08Notification of suspicious orders, transactions and communication to the relevant authority

Suspicious orders and transactions detected under paragraph 2.7 either by Employees or by systems (that professionally arrange orders and transactions) must be reported to the (Local) Compliance Officer of the location where the order is given.

Suspicious orders, transactions or communication detected by staff of Trade and Communication Surveillance teams should be reported to the (Local) Compliance Officer where the order or communication originates.

If the (Local) Compliance Officer deems the reported order or transaction also suspicious (s)he is responsible to report this order or transactions in a timely manner to his/her local regulator.

2.09Objective and transparent Investment Recommendations

An Investment Recommendation is any type of communication that meets all of the following elements:
1.it contains information that recommends or suggests an investment strategy, explicitly or implicitly;
2.the investment strategy concerns one or several Financial Instruments or the issuers thereof;
3.it includes an opinion on the present or future value or price of these Financial Instruments (e.g. buy/sell opinion); and
4.it is intended for distribution channels or for the public.

Investment Recommendations produced and/or distributed by ING should be presented in an objective manner, including the disclosure of any (potential) Conflicts of Interest.

Investment Recommendations can take multiple forms, including but not limited to:
1.written: Investment Recommendations as part of e.g. newsletters or market updates;
2.presentations: Investment Recommendations as part of e.g. market outlooks or roadshows; and
3.verbal: as part of e.g. morning calls or meetings/conversations with clients.

The obligation to provide transparent Investment Recommendations also applies to the distribution of Investment Recommendations produced by 3rd parties.

The definition of an Investment Recommendation (see Appendix) can help in assessing whether a specific communication should be labelled as such.

2.10Disclosure of managers’ transactions

Persons Discharging Managerial Responsibilities are obliged to:
1.notify the relevant (i) competent authority and (ii) issuing ING Entity of every transaction that has been conducted on their own account relating to the shares or debt instruments, derivatives or other Financial Instruments linked to that issuer;
2.provide these transaction notifications promptly and no later than three business days after the date of the transaction; and
3.notify Persons Closely Associated with a PDMR their obligations.

The relevant ING Entity must maintain a list of PDMRs and Persons Closely Associated with a PDMR and notify persons of their presence on this list, including derived obligations.

Some PDMRs are subject to other notification obligations towards competent authorities (such as, for example, Supervisory and Executive Board members of ING Group).

A closed period of (at least) 30 days before the announcement of an interim financial report or year-end report applies to PDMRs. In specified circumstances ING can permit trading by a PDMR during such closed period (if various conditions are met).

2.11Conditions relating to Market Soundings

As per paragraph 2.02, disclosure of Inside Information other than in the normal exercise of a person's employment, profession or duties is unlawful. However, if Inside Information is imparted in the course of a Market Sounding, the disclosing market participant will not be making an unlawful disclosure as it will be deemed to be made in the normal exercise of a person's employment, profession or duties.

A Market Sounding comprises the communication of information prior to the announcement of a transaction to one or more potential investors, in order to gauge the interest of these potential investors in a possible transaction and the conditions relating to it such as its potential size or pricing.

Market Soundings may only be made by certain entities or persons known as a disclosing market participant. Such a disclosing market participant may be:
1.an issuer;
2.secondary offeror of a Financial Instrument, in such quantity or value that the transaction is distinct from ordinary trading and involves a selling method based on the prior assessment of potential interest from potential investors;
3.an emission allowance market participant; or
4.a third party acting on behalf or on the account of a person referred to in point (1), (2) or (3).

As Market Sounding goes two ways, there are more detailed rules to be followed when conducting Market Sounding as well as receiving Market Soundings (including maintenance of sounding and insider lists and using scripts for sounding and cleansing of recipients). These detailed rules have been further detailed in relevant ING procedures and guidelines.

2.12Governance Obligations

Employees
Employees are responsible for:
•complying with the MAR Policy;
•having a good understanding of the MAR Policy and how the obligations therein relate to their function and responsibilities;
•being vigilant for challenging questionable behaviours (e.g. via whistleblowing in last resort);
•seeking advice from their management and/or (Local) Compliance Officer when in doubt about the content of the MAR Policy.

Senior Management
Senior Management is responsible for:
•the implementation, execution and supervision of the MAR Policy;
•setting the appropriate tone at the top and ensuring that all managers in their unit do the same;
•fostering an open environment for Employees to discuss possible violations of the MAR Policy;
•ensuring training is developed and conducted on the MAR Policy;
•ensuring Employees are familiar with and abide by all applicable laws, regulations and obligations of the MAR Policy.
•seeking advice from the (Local) Compliance Officer when in doubt about the content of the MAR Policy.

Compliance Officers
(Local) Compliance Officers are responsible for:
•providing advice to Senior Management and Employees on the interpretation of the MAR Policy;
•assisting Senior Management with advice about deviation and waiver requests;
•monitoring implementation of and compliance with the MAR Policy;
•reporting to relevant regulators on Market Abuse signals where necessary;
•challenging Senior Management and Employees on adherence to the MAR Policy.

2.13Training & Awareness Obligations

All Employees receive periodic training and/or awareness tailored to their responsibilities, in order to be able to understand, recognize and act upon (signals of) Market Abuse within ING.

3.Risk Assessment & Control Objectives
Based on the thirteen obligations described in the previous Chapter, there are four inherent high and critical risks that have been identified.

In order to mitigate these four Market Abuse risks, Control Objectives have been formulated.

These Control Objectives should be used to further tailor controls for specific ING Entities and the specific activities they are undertaking.

Risk	Control objective

1
The risk of financial loss, regulatory fines, litigation loss, business disruption and/or reputational damage due to Employees engaging in (attempted) Market Manipulation, including Benchmark Manipulation.

(Related obligations: 2.4; 2.7; 2.8; 2.9; 2.12; 2.13)
A B C
Market Abuse laws, risks and the MAR Policy are known and understood by Employees.

Senior Management enforces compliance with Market Abuse laws and regulations as well as the MAR Policy.

Timely and Adequate detection and follow-up of (attempted) Market Manipulation.

2
The risk of financial loss, regulatory fines, litigation loss, business disruption and/or reputational damage due to transactions performed for (own) benefit misusing Inside
Information with involvement of at least one Employee.

(Related obligations: 2.1; 2.2; 2.6; 2.7; 2.8; 2.11; 2.12; 2.13
A B D
Market Abuse laws, risks and the MAR Policy are known and understood by Employees.

Senior Management enforces compliance with Market Abuse laws and regulations as well as the MAR Policy.

Timely and Adequate detection and follow-up of (attempted) Insider Dealing.

3
Unauthorized, unintentional disclosure of sensitive data caused by human errors, not following procedures or lack of or ineffective process/system controls. Failures in design, implementation, execution and delivery of the processes including the underlying resources (e.g. data) resulting in non-personal data disclosure (confidentiality) or loss.

(Related Obligations: 2.3; 2.6; 2.11; 2.12; 2.13)
A B E
Market Abuse laws, risks and the MAR Policy are known and understood by Employees.

Senior Management enforces compliance with Market Abuse laws and regulations as well as the MAR Policy.

The prevention of Unlawful Disclosure of Inside Information.

4
Accounting and reporting errors, provided to external stakeholders (e.g. regulators) or published externally to the market, that result in incorrect regulatory or statutory accounting reports. Reporting failure or reporting delays that result in reporting requirements violations (including suspicious transactions reporting).

(Related Obligations: 2.5; 2.6; 2.8; 2.10; 2.12; 2.13)
A B F
Market Abuse laws, risks and the MAR Policy are known and understood by Employees.

Senior Management enforces compliance with Market Abuse laws and regulations as well as the MAR Policy.

The timely and correct reporting of any Market Abuse related information to the relevant authorities or third parties.

Appendix ADefined terms

Administrator
A natural or legal person that has control over the provision of a Benchmark.

Benchmark
Any prices, estimates, rates, indices or values made available to the public or published that is:
•Made available to users, whether free of charge or for payment;
•Calculated periodically, entirely or partially by the application of a formula or another method of calculation to, or an assessment of, the value of one or more underlying Interests; and
•Used for reference for purposes that include one or more of the following:
agreements or under other financial contracts or Financial Instruments;
determining the price at which a Financial Instrument may be bought or sold or traded or redeemed, or the value of a Financial Instrument; and/or measuring the performance of a Financial Instrument.

Benchmark Manipulation
Transmitting false or misleading information or providing false or misleading inputs in relation to a Benchmark where the person who made the transmission or provided the input knew or ought to have known that it was false or misleading, or any other behaviour which manipulates the calculation of a benchmark.

Benchmark: Provision of a Benchmark
Means:
•administering the arrangements for determining a benchmark;
•collecting, analysing or processing input data for the purpose of determining a Benchmark; and
•determining a Benchmark through the application of a formula or other method of calculation or by an assessment of input data provided for that purpose.

Benchmark: Use of a Benchmark
•issuance of a Financial Instrument which references an index or a combination of indices;
•determination of the amount payable under a Financial Instrument or a financial contract by referencing an index or a combination of indices;
•being a party to a financial contract which references an index or a combination of indices;
•providing a borrowing rate as defined Directive 2008/48/EC (Consumer Credit Directive) calculated as a spread or mark-up over an index or a combination of indices and that is solely used as a reference in a financial contract to which the creditor is a party;
•measuring the performance of an investment fund through an index or a combination of indices for the purpose of tracking the return of such index or combination of indices, of defining the asset allocation of a portfolio, or of computing the performance fees.

Confidential Information
Non-public information relating to ING Bank, its customers, suppliers or third parties that is subject to confidentiality (either by agreement or otherwise), which includes, but is not limited to: trading information; financial information; business operations; (internal or external) business processes and methods; data, including market share data; personnel; sales; business plans/business intentions; profits, losses or expenditures; projections; computer software; other information of commercial value.

Conflicts of Interest
A Conflict of Interest is a situation when an Employee or ING has a conflicting interest which can influence the motivation or decision of that Employee or ING to act in the best interest of its customers or ING. It can occur in any situation where an Employee of ING Group can exploit his /her role for personal or other benefit.
Other benefits can be for example economic interests, memberships, activities with other employers, consultancy activities, intellectual property rights, interests of close family members and any other activities or situations which might create an actual or potential or perceived Conflict of Interest.

Contribution of Input Data
Providing any input data not readily available to an administrator or to another person for the purposes of passing to an administrator, that is required in connection with the determination of a Benchmark, and is provided for that purpose.

Eligible Counterparties
Investment firms, credit institutions, insurance companies, Undertakings for the Collective Investment of Transferable Securities (UCITS) and their management companies, pension funds and their management companies, other financial institutions authorised or regulated under European Union law or under the national law of a Member State, national governments and their corresponding offices including public bodies that deal with public debt at national level, central banks and supranational organisations.

Employee
Any natural person working for or on behalf of ING, on contract or temporary, including Senior Management and members of the Executive Board, Management Board Banking and the Supervisory Board, persons on secondment and persons hired as external Employees.

Financial Instrument
•Transferable securities;
•Money-market instruments;
•Units in collective investment undertakings;
•Options, futures, swaps, forward rate agreements and any other derivative contracts relating to securities, currencies, interest rates or yields, emission allowances or other derivatives instruments, financial indices or financial measures which may be settled physically or in cash;
•Options, futures, swaps, forwards and any other derivative contracts relating to commodities that must be settled in cash or may be settled in cash at the option of one of the parties other than by reason of default or other termination event;
•Options, futures, swaps, and any other derivative contract relating to commodities that can be physically settled provided that they are traded on a regulated market, a multilateral trading facility (MTF), an organised trading facility (OTF) or equivalent non-EU trading facility, except for wholesale energy products traded on an OTF that must be physically settled;
•Options, futures, swaps, forwards and any other derivative contracts relating to commodities, that can be physically settled not otherwise mentioned in point 6 of this definition and not being for commercial purposes, which have the characteristics of other derivative financial instruments;
•Derivative instruments for the transfer of credit risk;
•Financial contracts for differences;
•Options, futures, swaps, forward rate agreements and any other derivative contracts relating to climatic variables, freight rates or inflation rates or other official economic statistics that must be settled in cash or may be settled in cash at the option of one of the parties other than by reason of default or other termination event, as well as any other derivative contracts relating to assets, rights, obligations, indices and measures, which have the characteristics of other derivative financial instruments, having regard to whether, inter alia, they are traded on a regulated market, OTF, MTF or equivalent non-EU trading venue; and
•Emission allowances consisting of any units recognised for compliance with the requirements of Directive 2003/87/EC (Emissions Trading Scheme).

Behaviour or transactions, including bids, relating to auctioning on an auction platform authorised as a regulated market of emission allowances or other auctioned products based thereon pursuant to regulation (EU) No 1031/2010 are also covered by the MAR Policy.

Index
Any figure:
•that is published or made available to the public;
•that is regularly determined:
•entirely or partially by the application of a formula or any other method of calculation, or by an assessment; and

•on the basis of the value of one or more underlying assets or prices, including estimated prices, actual or estimated interest rates, quotes and committed quotes, or other values or surveys.

ING Bank
ING Bank N.V.

ING Group
ING Group N.V. and all companies and legal entities whose results are included in the consolidated gross profits of ING Group N.V.

ING Entities
ING Group N.V. and all branches and majority-owned subsidiaries of ING Group N.V. (including ING Bank), where a subsidiary is an undertaking over which a parent undertaking exercises control. Such control can take the form of a majority of voting rights, a participation in combination with the right to appoint or remove a majority of the members of its management or supervisory board, or a participation in combination with the exercise of a dominant influence on the basis of a contract or articles of association.

Inside Information
(Confidential) information that:
•is of a precise nature;
•has not been made public;
•relates, directly or indirectly to one or more issuers or to one or more Financial Instruments; and
•if it were made public, would likely to have a significant effect on the price of those Financial Instruments or on the price of related derivatives of Financial Instruments (this is the case if the information would be likely to be used by a reasonable investor as part of the basis of his investment decision).

In relation to emission allowances or auctioned products based thereon, the above-mentioned definition of Inside Information applies mutatis mutandis.

In relation to commodity derivatives (and spot commodity contracts), the above mentioned definition of Inside Information applies mutatis mutandis with the addition: where this is information which is reasonably expected to be disclosed or is required to be disclosed in accordance with legal or regulatory provisions at the European Union or national level, market rules, contract, practice or custom, on the relevant commodity derivatives markets or spot markets.
For persons charged with the execution of orders concerning Financial Instruments Inside Information also means information:
•conveyed by a customer and relating to the customer’s pending orders in Financial Instruments;
•which is precise;
•relating, directly or indirectly, to one or more issuers or to one or more Financial Instruments, and
•if it were made public, would be likely to have a significant effect on the prices of those Financial Instruments, the price of related spot commodity contracts, or on the price of related derivative Financial Instruments.
Insider Dealing
•Arises where a person possesses and uses Inside Information by acquiring or disposing of, for its own account or for the account of a third party, directly or indirectly, Financial Instruments to which that information relates.
•The use of Inside Information by cancelling or amending an order concerning a Financial Instrument to which the information relates where the order was placed before the person concerned possessed the Inside Information, shall also be considered to be Insider Dealing.
•In relation to auctions of emission allowances or other auctioned products based thereon the use of Inside Information shall also comprise submitting, modifying or withdrawing a bid by a person for its own account or for the account of a third party.

•The use of the recommendations or inducements amounts to Insider Dealing where the person using the recommendation or inducement knows or ought to know that it is based upon Inside Information.
•If a person trades (or attempts to trade) while in possession of Inside Information, it should be implied that that person has used that Inside Information. That presumption is without prejudice to the rights of defence.

An exception to the prohibition against Insider Dealing may apply. Such an exception must be in line with local and international standards against Insider Dealing.

Investment recommendations
Means information recommending or suggesting an investment strategy, explicitly or implicitly, concerning one or several Financial Instruments or the issuers, including any opinion as to the present or future value or price of such instruments, intended for distribution channels or for the public.
Information recommending or suggesting an investment strategy means information:
•produced by ING or an ING Employee, which, directly or indirectly, expresses a particular investment proposal in respect of a Financial Instrument or an issuer; or
•produced by persons other than those referred to in point above, which directly proposes a particular investment decision in respect of a Financial Instrument.
Persons who produce or disseminate investment recommendations or other information recommending or suggesting an investment strategy shall take reasonable care to ensure that such information is objectively presented, and to disclose their interests or indicate Conflicts of Interest concerning the financial instruments to which that information relates.

Market Abuse
Market abuse is behaviour that harms the integrity of the financial markets and investor confidence in Financial Instruments and Benchmarks and consists of:
•(attempted) Insider Dealing;
•(attempted) Unlawful disclosure of Inside Information; and
•(attempted) Market Manipulation (including Benchmark Manipulation).

Market Manipulation
1. Shall comprise the following activities:
a)entering into a transaction, placing an order to trade or any other behaviour which:
b)gives, or is likely to give, false or misleading signals as to the supply of, demand for, or price of, a Financial Instrument, a related spot commodity contract or an auctioned product based on emission allowances; or
c)secures, or is likely to secure, the price of one or several Financial Instruments, a related spot commodity contract or an auctioned product based on emission allowances at an abnormal or artificial level;
d)entering into a transaction, placing an order to trade or any other activity or behaviour which affects or is likely to affect the price of one or several Financial Instruments, a related spot commodity contract or an auctioned product based on emission allowances, which employs a fictitious device or any other form of deception or contrivance;
e)disseminating information through the media, including the internet, or by any other means, which gives, or is likely to give, false or misleading signals as to the supply of, demand for, or price of, a Financial Instrument, a related spot commodity contract or an auctioned product based on emission allowances or secures, or is likely to secure, the price of one or several Financial Instruments, a related spot commodity contract or an auctioned product based on emission allowances at an abnormal or artificial level, including the dissemination of rumours, where the person who made the dissemination knew, or ought to have known, that the information was false or misleading;
f)transmitting false or misleading information or providing false or misleading inputs in relation to a Benchmark where the person who made the transmission or provided the input knew or ought to have known that it was false or misleading, or any other behaviour which manipulates the calculation of a Benchmark.

g)section 1a) of this section does not apply if the person entering into a transaction, placing an order to trade or engaging in any other behaviour establishes that such transaction, order or behaviour have been carried out for legitimate reasons, and conforms with an accepted market practice as established in accordance with article 13 Market Abuse Regulation.

2. The following behaviour shall, inter alia, be considered as Market Manipulation:
a)the conduct by a person (Employee and/or Senior Management), or persons acting in collaboration, to secure a dominant position over the supply of or demand for a Financial Instrument, related spot commodity contracts or auctioned products based on emission allowances which has, or is likely to have, the effect of fixing, directly or indirectly, purchase or sale prices or creates, or is likely to create, other unfair trading conditions;
b)the buying or selling of Financial Instruments, at the opening or closing of the market, which has or is likely to have the effect of misleading investors acting on the basis of the prices displayed, including the opening or closing prices;
c)the placing of orders to a trading venue, including any cancellation or modification thereof, by any available means of trading, including by electronic means, such as algorithmic and highfrequency trading strategies, and which has one of the effects referred to in paragraph 1.a) or 1.b), by:
•disrupting or delaying the functioning of the trading system of the trading venue or being likely to do so;
•making it more difficult for other persons to identify genuine orders on the trading system of the trading venue or being likely to do so, including by entering orders which result in the overloading or destabilisation of the order book; or
•creating or being likely to create a false or misleading signal about the supply of, or demand for, or price of, a Financial Instrument, in particular by entering orders to initiate or exacerbate a trend;
d)the taking advantage of occasional or regular access to the traditional or electronic media by voicing an opinion about a Financial Instrument, related spot commodity contract or an auctioned product based on emission allowances (or indirectly about its issuer) while having previously taken positions on that Financial Instrument, a related spot commodity contract or an auctioned product based on emission allowances and profiting subsequently from the impact of the opinions voiced on the price of that instrument, related spot commodity contract or an auctioned product based on emission allowances:
e)the buying or selling on the secondary market of emission allowances or related derivatives prior to the auction held pursuant to Regulation (EU) No 1031/2010 with the effect of fixing the auction clearing price for the auctioned products at an abnormal or artificial level or misleading bidders bidding in the auctions.

3. Market Manipulation extends its scope to the following forms as well:
a.spot commodity contracts, which are not wholesale (commercial banking) energy products, where the transaction, order or behaviour has or is likely or intended to have an effect on the price or value of a Financial Instrument;
b.types of Financial Instruments, including derivative contracts or derivative instruments for the transfer of credit risk, where the transaction, order, bid or behaviour has or is likely to have an effect on the price or value of a spot commodity contract where the price or value depends on the price or value of those Financial Instruments; and
c.inappropriate behaviour in relation to Benchmarks.

4. Under exceptional circumstances, an exception to the prohibition against Market Manipulation may apply. Such an exception must be in line with local and international standards against Market Manipulation.

Market Soundings
Comprises the communication of information, prior to the announcement of a transaction, in order to gauge the interest of potential investors in a possible transaction and the conditions relating to it such as its potential size or pricing, to one or more potential investors by ING / the issuer, a secondary offer of a Financial Instrument, an emission allowance market participant, or a third party acting on behalf or on account of a party referred here above.

Applicable for the European Economic Area only: The communication of information does not entail a market sounding, if all of the following conditions are met:
•the transaction includes an offering of bonds that is solely addressed to Qualified Investors; and
•the communication to those investors is for the purposes of negotiating the contractual terms and conditions of their participation in a bonds issuance by an issuer whose Financial Instruments are admitted to trading on a trading venue, or by any person acting on its behalf or on its account. That issuer, or any person acting on its behalf or on its account, shall ensure that the Qualified Investors receiving the nformation are aware of, and acknowledge in writing, the legal and regulatory duties entailed and are aware of the sanctions applicable to Insider Dealing and Unlawful Disclosure of Inside Information.

Persons(s) Discharging Managerial Responsibilities (PDMR)
Persons discharging managerial responsibilities as set out in the EU Market Abuse Regulation (596/2014).
For the purposes of the MAR Policy, such persons include, in any event:
•members of the Supervisory Board of ING Group./ ING Bank;
•members of the Executive Board of ING Group; and
•members of the Management Board Banking.

Person Closely Associated with a PDMR
•a spouse, registered partner or life partner of, or other person cohabitating with a PDMR, as if in marriage or registered partnership;
•a dependent child: a child under the authority of a PDMR, or who is under legal restraint, and a child for whom the PDMR has been appointed as guardian;
•a relative who has shared the same household with the PDMR for at least one year on the date of the transaction;
•a legal person, trust or partnership, managed or controlled by, created for the benefit of, or of which the economic interests are essentially the same as those of the PDMR or a person referred to in any of the three bullet points above.

Professional Clients
Professional clients include the parties as described below along with those that request to be treated as a professional client:
•Entities which are required to be authorised or regulated to operate in the financial markets. The list thereafter shall be understood as including all authorised entities carrying out the characteristic activities of the entities mentioned: entities authorised by a Member State under a Directive, entities authorised or regulated by a Member State without reference to a Directive, and entities authorised or regulated by a third country:
•Credit institutions;
•Investment firms;
•Other authorised or regulated financial institutions;
•Insurance companies;
•Collective investment schemes and management companies of such schemes;
•Pension funds and management companies of such funds;
•Commodity and commodity derivatives dealers;
•Locals; and
•Other institutional investors;
•Large undertakings meeting two of the following size requirements on a company basis:
•balance sheet total: EUR 20.000.000
•net turnover: EUR 40.000.000
•own funds: EUR 2.000.000
•National and regional governments, including public bodies that manage public debt at national or regional level, Central Banks, international and supranational institutions such as the World

Bank, the International Monetary Fund, the European Central Bank, the European Investment Bank and other similar international organisations.
•Other institutional investors whose main activity is to invest in Financial Instruments, including entities dedicated to the securitisation of assets or other financing transactions.

Qualified Investors
Qualified Investors include:
•Eligible Counterparties; and
•Professional Clients

Recommending or encouraging others to engage in Insider Dealing
Situations where recommending or inducing others to engage in Insider Dealing arises where the person possesses Inside Information and:
•recommends, on the basis of that information, that another person acquire or dispose of Financial Instruments to which that information relates, or induces that person to make such an acquisition or disposal, or
•recommends, on the basis of that information, that another person cancel or amend an order concerning a Financial Instrument to which that information relates, or induces that person to make such a cancellation or amendment.

Senior Management
Appointed persons, who are individually or jointly responsible for the decision-making, general operation and administration of legal entities, business lines, business units, management bodies or similar.

Unlawful Disclosure of Inside Information
Arises where an Employee possesses Inside Information and discloses that information to any other person, except where the disclosure is made in the normal exercise of its employment or duties. The onward disclosure of recommendations or inducements referred to in the definition of Insider Dealing amounts to Unlawful disclosure of Inside Information under this definition where the person disclosing the recommendation or inducement knows or ought to know that it was based on Inside Information.

Global Procedure on Personal Account Dealing
Properly manage Personal Account Dealings

C2-Restricted - Version 2.0

Issued by: Employee & Organisation Conduct, CC&E
Effective date: 29 July 2025
Approved by: Compliance MT
Next review date: 29 July 2028
Contact details: Employee & Organisation Conduct, CC&E
Version: 2.1
Replaces: Global Personal Account Dealing Procedure 2.0

Table of contents

Reading guide
1. Introduction
1.1 Objective
1.2 Local requirements
1.3 Waivers and Deviations
2. Scope
2.1 Who the procedure applies to
2.2 Financial Instrument scope
3. Personal Account Dealing Code Holder obligations
4. PAD Code Holder status and registration
4.1 PAD Code Holder status
4.2 PAD Code status designation process
4.3 PAD Code designation letter acknowledgement
4.4 Change of status
4.5 Periodic Attestation
4.6 Cease to be designated with a PAD Code
5. Requirements on personal accounts
5.1 Disclosure of Accounts
5.2 Location obligation
6. Personal Account Dealings
6.1 Pre-Clearance of Personal Account Dealings
6.2 Validity of the approval
6.3 Notification of executed Personal Account Dealing
6.4 Minimum holding period
6.5 Transactions via accounts on which others are authorized to operate or over which the PAD Code Holder exercises influence
7. Limitations
7.1 Restrictions for specific businesses
7.2 Restricted lists
7.3 Investment Clubs
7.4 Discretionary Management Agreement
8. Record keeping and Data Protection
9. Breaches and Reporting
10. Roles and responsibilities
10.1 Local Senior Management
10.2 Hierarchical Managers
10.3 PAD Code Holders
10.4 Local Compliance
10.5 Authorized Approver 2
11. References to other documents
Appendix A: Defined terms
Appendix B: Functions where employees must have PAD Codes
Appendix C: Global Personal Account Dealing Codes

Reading guide

This Procedure describes:
•Requirements ING Entities must abide by to ensure risks associated with Employee personal transactions are mitigated;
•Obligations that Employees with a Personal Account Dealing Code (hereafter referred to as PAD Code Holders) must adhere to considering the Market Abuse and Conflicts of Interest risks associated with their personal transactions (Chapter 2)
•Requirements on Personal Account Dealing Code designation and related changes (Chapter 3)
•Requirements on personal Accounts (Chapter 4)
•Requirements on Personal Account Dealing approval (Chapter 5)
•Limitations and exceptions regarding Personal Account Dealing (Chapter 6)
•Record keeping requirements (Chapter 7)
•Breaches and Reporting (Chapter 8)
•Roles and responsibilities (Chapter 9)
Appendix A with relevant defined terms, which are in light blue, emboldened and capitalized throughout the Procedure provides a thorough explanation of all the terminology used throughout this Procedure.

Appendix B contains the list of positions / functions with Employees that must have a Personal Account Dealing code designated.

Appendix C provides an overview of all Global PAD Codes.

For the latest information on Personal Account Dealing and the location of this Procedure, refer to the Global Personal Account Dealing ING Today page. There you can find useful information such as Q/As, Quick Reference Cards, Decision Trees to support Manager’s designating PAD Codes and other information related to Personal Account Dealing.

Introduction
1.1 Objective
The Personal Account Dealing Procedure (the ”Procedure”) describes the requirements that must be implemented by ING Entities and abided by for all PAD Code Holders in order to mitigate the risk of Market Abuse, Conflicts of Interest (including the appearance thereof) and reputational risk to ING, relating to Personal Account Dealing.

This Procedure is part of the mitigating measures in place to manage Market Abuse and Conflicts of Interest risks as depicted in the:

(1) ING Global Code of Conduct;
(2) ING Group Market Abuse Policy;
(3) ING Group Conflicts of Interest Policy; and
(4) ING Group Customer Centricity Policy.

1.2 Local requirements
While this Procedure is the global and uniform basis for managing Personal Account Dealing, in jurisdictions where local laws and/or regulations are more stringent, local laws and/or regulations must be added to the requirements as stipulated in this Procedure in the local Procedure or in an annex to this procedure.

1.3 Waivers and Deviations
Waivers and deviations, defined in Chapter 9 of the Internal Control Binding Principles, must be requested by Local 2LOD and approved by:

•Local risk committee (e.g. NFRC) / management committee; and
•The owner of the Global Procedure on Personal Account Dealing.

The owner of the Global Procedure on Personal Account Dealing is responsible for ensuring global oversight for all waivers and deviations requested.

2. Scope
2.1 Who the procedure applies to

This Procedure is applicable to all ING Entities. ING Entities should ensure that the requirements set forth in the Procedure are implemented locally for Employees. ING Entities should also ensure that the requirements of this procedure are also complied with by appointed Tied Agents, either via procurement process or through the use of MCO PAD Codes. The scope of this Procedure does not include anyone working for ING for a period of less than six months (e.g. external consultants or summer internships) unless they are expected to have access to Inside Information during the course of their activities.

The assignment of a Personal Account Dealing code is based on an Employee’s potential access to information that can present a risk of Market Abuse, Conflicts of Interest or reputational risk. The assignment as PAD Code Holder itself is not an indication that the person has actual access to Inside Information.

PAD Code Holders should consult their management and/or Local Compliance officer when in doubt about the content or the implementation of this Procedure.

2.2 Financial Instrument scope

Unless specified otherwise, the scope of this Procedure is limited to:
1.Financial Instruments admitted to trading, or for which a request for admission to trading has been made, on:
◦a regulated market;
◦a multilateral trading facility (MTF);
◦an organized trading facility (OTF); or
◦an equivalent non-EEA trading venue.
1.Financial Instruments of which the price or value depends on or has an effect on the price or value of the Financial Instruments referred to under 1 above (including, but not limited to, credit default swaps and contracts for difference).

Where an Employee has been designated with only the Global Insider Code ING (Global ICI), Financial Instruments applies only to ING Financial Instruments.

The following Financial Instruments are out of scope of the Account disclosure obligation, the location obligation and pre-clearance requirements stipulated in Chapters 5.1, 5.2 and 6.1 of the Procedure respectively:
1.Financial Instruments in an open-ended Investment Company such as Mutual Funds or ETFs/ETCs, provided that the PAD Code Holder does not hold any management or control function in the Investment Company (meaning both the board and the fund manager of the ING investment company. There are defined PAD Codes for these- positions as outlined in Appendix C);
2.Other Financial Instruments whose value movement depends entirely on an official index, provided that this index is based on 20 or more constituent parts e.g. S&P500, AEX;
3.Government debt (bonds and treasury bills) with the exception of PAD Code Holders involved in government debt issuance;
4.Spot contracts on currencies (not classed as a Financial Instrument);
5.Spot contracts in cryptocurrencies (not classed as a Financial Instrument). This exception does not apply to Financial Instruments and derivative contracts in which cryptocurrencies are the underlying asset.

Nevertheless, PAD Code Holders are always subject to the obligations as defined in chapter 3, including when trading in out-of-scope Financial Instruments and remain responsible for assessing risks related to them.

Additional exceptions to this Procedure may apply to certain Personal Account Dealings in connection with a Staff Scheme in accordance with the applicable conditions of the scheme. Refer to the Annexes to Global Procedure on Personal Account Dealing and ING Today page for more information on the conditions of a Staff Scheme for ING Financial Instruments.

Furthermore, where no investment decision is made by the PAD Code Holder in cases of share inheritance, gifts or scrip dividends, the obligation to pre-clear transactions is not applicable. If however, the PAD Code Holder wishes to dispose of these positions, the pre-clearing obligation must be adhered to. For other situations involving no investment decision that may arise which are not covered here, please seek advice from Local Compliance.

3. Personal Account Dealing Code Holder obligations

•ING Employees are prohibited from:
a)engaging in Insider Dealing, whether directly or indirectly;
b)recommending or inducing another person to engage in Insider Dealing;
c)unlawfully disclosing Inside Information; engaging in Market Manipulation; or
d)attempting the behaviours described above.
•ING Employees must not enter into a Personal Account Dealing which may create the foreseeable appearance of Insider Dealing;
•ING Employees must not enter into a Personal Account Dealing which may result in the foreseeable appearance of Conflicts of Interest with ING obligations;
•PAD Code Holders are prohibited from undertaking Personal Account Dealing in any Financial Instrument, whether directly or indirectly, based on Inside Information or Confidential Information arising from client activities or Research reports.

4. PAD Code Holder status and registration

4.1 PAD Code Holder status

Mitigating the risks described in this Procedure starts with identifying Employees who should be designated with a PAD Code.

There are two categories of PAD Codes:

	Global PAD Codes	Description of Code
1	Generic Global PAD Codes
There are a range of global PAD Codes designed to mitigate the risk of personal transactions for Employees that have potential access to client Inside Information. These include dedicated PAD Codes for Wholesale Banking activities, Retail activities and IBSS activities, with restrictions tailored to the risk associated with these activities (e.g. length of holding period).

Refer to Appendix C for a list of all Global PAD Codes that can be assigned to Employees.

2	Global PAD Code on ING Financial Instruments (Global ICI)
Employees with possible, occasional, or frequent access to Inside Information, or other confidential and sensitive Information regarding ING Groep/ING Bank e.g. quarterly results and projects should be designated with the Global Insider Code ING (Global ICI).
Please refer to the Global Insider Code ING (annexed to this Procedure) for more information on this PAD Code.

Hierarchical Managers, supported by Local Compliance and global tooling (MCO for most ING Entities), are responsible for designating their Employees with Global PAD Code(s). It is only possible to designate one of the Generic Global PAD Codes, however an Employee may be designated with a combination of one Generic Global PAD Code and the Global PAD Code on ING Financial Instruments.

Functions / positions in which Employees must be designated PAD Code Holders are set out in Appendix B of this Procedure. The list presented in Appendix B is not exhaustive and ING Entities are responsible for ensuring that PAD Codes are designated to the correct Employees.

4.2 PAD Code status designation process

ING Entities should have processes in place in line with this global procedure to ensure that:
•Employees are assessed and designated PAD Code Holders, if applicable, by their Hierarchical Manager. Guidance on the allocation of PAD Codes should be provided by Local Compliance.
•All new Employees should be evaluated within one month of becoming an Employee by their Hierarchical Manager. Currently, the Hierarchical Manager has 14 calendar days from when they receive the assignment from the relevant IT system (MCO). The time period for completion of this action is based on current practice and can be subject to change based on the IT system used for PAD designation;
•Where an Employee has an Hierarchical Manager located in another country, the Hierarchical Manager should ensure alignment with requirements in the location the Employee is based;
•For Employees requiring PAD Code Holder status, the assignment should clearly state the type of PAD Code(s) the Employee has been assigned (selecting from the Global PAD Codes outlined in Appendix C);
•Employees should be individually notified of their assignment as a PAD Code Holder, and subsequent status changes, within 3 calendar days, either by the Hierarchical Manager or via the relevant IT system (MCO);
•The PAD Code Holder should acknowledge within 7 calendar days from when they receive their assignment their designated PAD Code(s) in line with Chapter 4.3;
•PAD Code assignment should be documented and recorded;

•The assignment as a PAD Code Holder is valid until notified otherwise;
•In case of concerns, Local Compliance must be consulted.

Where an Employee takes on (temporary) employment with another ING Entity (e.g. expat, short / long term assignment / commuter), the Employee will be bound by the Personal Account Dealing policies and procedures of the ING Entity of the Hierarchical Manager on the relevant HR system in the receiving Entity.

4.3 PAD Code designation letter acknowledgement

New Employees or Employees that are subject to a change of role or responsibilities (see Chapter 4.4), and are designated with a PAD code, are required to confirm their assignment by signing or digitally approving a “PAD Code(s) acknowledgement” within 7 calendar days of receiving.

Via this acknowledgement the Employee:
•Declares all accounts including Accounts which others are authorised to operate and/or Accounts over which they exercise influence;
•acknowledges their PAD Code(s) and the Personal Account Dealing Procedures, including future amendments and changes;
•takes notice of the legal and regulatory duties entailed in having access to Inside Information, including dealing restrictions in relation to Financial Instruments to which the Inside Information relates;
•takes notice of the applicable sanctions related to Insider Dealing and Unlawful Disclosure of Inside Information;
•takes notice of ING’s legal and regulatory duty to provide personal data to competent authority(ies) upon their request in line with EU legislation on Market Abuse.

Please note, the composition of the PAD Code designation acknowledgement can change and ING Entities may adjust the wording according to local regulatory and legal environment.

4.4 Change of status

When an Employee changes department and Hierarchical Manager (cumulatively), this will trigger a (re-)assessment of the PAD Code(s) that have been designated to them. The Hierarchical Manager should (re-)assess based on the roles and responsibilities the Employee will be undertaking in the new role, following Chapter 4.2 of this Procedure.

Furthermore, if an Employee’s role and responsibilities have changed, a Hierarchical Manager can re-visit the PAD Code(s) that are assigned to this Employee. For ING Entities using the global PAD tooling (MCO), the Hierarchical Manager can open completed assignments and leave a comment to “re-open” which will trigger the PAD Code designation process.

All PAD Code changes should be updated in the relevant system or tool used by the ING Entity for personal account dealing processes.

4.5 Periodic Attestation

On at least an annual basis, PAD Code Holders are required to provide attestation, by signing or digitally approving a Personal Account Dealing Attestation form confirming that:
•All active investment Accounts that are intended to be used for in-scope Financial Instruments for relevant PAD Codes have been declared;
•Pre-Clearance Request (PCR) approvals have been obtained for all transactions for in-scope Financial Instruments of the relevant PAD Codes;
•The registration of all transactions in scope of the relevant Personal Account Dealing Codes is correct and complete (attesting that all Trade Confirmations were uploaded in line with Chapter 6.3 of this Procedure);
•Acknowledgement on Legal and Regulatory duties of receiving Inside Information and awareness of the Personal Account Dealing restrictions and obligations applicable to them for the relevant Personal Account Dealing Code(s).

4.6 Cease to be designated with a PAD Code

An Employee is bound by the following requirements of their PAD Code for an additional period of three months upon the removal of their PAD Code:

•Personal Account Dealing policies and procedures, after the date the PAD Code assignment is removed, while remaining an Employee. Where this is relevant, Employees should refer to the Global Emergency Personal Account Dealing Manual for further instructions for pre-clearing transactions;
•Obligations stipulated in Chapter 3 of the Procedure, after the Employee ceases to be employed by ING.
•In case you were included in an active Insider List at the last day of your employment contract with ING, then all obligations of the PAD Code continue to apply for 3 months. Pre-Clearance Requests (PCR) will be facilitated via an alternative channel (Global Emergency Personal Account Dealing Manual) available on the Global Personal Account Dealing ING Today page.

5. Requirements on personal accounts

5.1 Disclosure of Accounts

Within 7 calendar days of the assignment with a PAD Code, the PAD Code Holder must disclose to the Authorized Approver in a Durable Medium the Account numbers and respective Investment Company of:
•all existing Accounts holding in-scope Financial Instruments, as defined in chapter 2;
•all existing Accounts intended to be used for transactions of in-scope Financial Instruments, as defined in chapter 2;
•Accounts on which others are authorised to operate;
•Accounts over which the PAD Code Holder exercises influence; and
Disclosure also applies to newly opened Accounts and subsequent changes to the Accounts indicated above after initial disclosure, within 7 calendar days of opening or change.

New PAD Code Holders who do not have any Accounts to disclose must also state the absence of such in a Durable Medium (via the PAD Code designation letter acknowledgement).

For the duration of the period between the assignment of a PAD Code and account registration, PAD Code Holders should refrain from transactions in Financial Instruments in the relevant Accounts.

5.2 Location obligation

Depending on the local legal and regulatory environment, ING Entities can choose to have a location obligation (i.e. requirement of housing Financial Instruments of PAD Code Holders at ING or at a designated Investment Company(s)), or not to have a location obligation.

In case an ING Entity decides to have a location obligation (which you will be notified about):
•A new PAD Code Holder will have thirty (30) calendar days to transfer in-scope Financial Instruments to ING or to a designated Investment Company and declare the Account.
•A PAD Code Holder may only execute Personal Account Dealing through these in-house or designated Investment Company Accounts unless there is no requirement to transfer the Financial Instruments.
•This location obligation also applies to an Account of a PAD Code Holder on which others are authorized to operate.

The location obligation does not apply to:
•Discretionary Management Agreements, which meet the requirements set out in the Discretionary Management Agreements chapter of this Procedure.
•PAD Code Holders who work for ING temporarily for a duration of six months or less, unless required by the Hierarchical Manager and supported by the local Head of Compliance.
•PAD Code Holders who are assigned as such temporarily for a duration of six months or less, unless required by the Hierarchical Manager and supported by the local Head of Compliance.
•PAD Code Holders who are designated as such based on a Flexible Commuter Contract.
•PAD Code Holders assigned a PAD code during a Short Term Assignment or a Long Term Assignment Contract.
•Out of scope Financial Instruments as described in Chapter 2.

In exceptional circumstances, exceptions to location obligation may be granted by the local Head of Compliance or for Netherlands, the Global Head of Compliance Conduct & Ethics. Any granted exceptions to the location obligation must be recorded for further reference. It should be noted that the granting of a waiver to the location obligation does not constitute a waiver to the other requirements of this procedure e.g. pre-clearing transactions, holding period, attestation requirements.

In case an ING Entity does not (opt to) apply the location obligation:

•If not yet covered by the confirmations as described in point 6.3, the PAD Code Holder provides the Authorized Approver periodically, at least annually, with evidence of all the executed transactions in Financial Instruments, as defined in chapter 2. Account Statements or other reports from the broker can be used for this purpose. This transaction list serves as input for monitoring.

6. Personal Account Dealings

6.1 Pre-Clearance of Personal Account Dealings

Personal Account Dealings covered by this Procedure must be pre-cleared by the relevant Authorized Approver, which can be done either:
•through the completion of a pre-clearance request in the respective IT system (such as MCO), where the respective IT system may incorporate auto-approval and auto-denial rules; or
•through the completion and acceptance of a Personal Account Dealing approval form, if there is no IT system available.
The Authorized Approver should at a minimum conduct checks on the holding period requirements, location obligation if any, reported Inside Information and prohibitions of the restricted lists.

Some PAD Codes also require for a Hierarchical Manager to provide pre-clearance for a PAD Code Holders intended order (refer to Appendix C). For such PAD Codes, Hierarchical Managers should perform a sanity check that focuses on situations / circumstances that may not yet be available to the Authorized Approver such as:
•Client or prospect meetings that have been planned or are known to be pending or upcoming;
•Inside Information received for a client that is not yet reflected in tooling (such as MCO);
•The availability of other confidential information from relevant clients or issuer where the Hierarchical Manager considers there to be a potential Conflict of Interest;
•Potential knowledge of a large pending client order that could change the price of the relevant security i.e. front running;
•Trade decision has been influenced by Inside Information received of another closely correlated or economically linked issuer i.e. shadow trading.

The Authorized Approver reserves the right to approve or deny any Pre-Clearance Request (PCR), without specifying the grounds for the decision. The PAD Code Holder is not allowed to inform others about the decision of the Authorized Approver. A PAD Code Holder has the right to appeal a Pre-Clearance Request (PCR) decision taken by the Authorized Approver. This appeal should be lodged with Local Compliance, who have the right to overrule the Authorized Approver.

Only after receiving the required approvals set out in this Procedure may a PAD Code Holder place the order of the intended Personal Account Dealing. In case of denial, the PAD Code Holder is not allowed to enter into the proposed Personal Account Dealing.

The obligations described in Chapter 3 continue to apply to a PAD Code Holder to whom a pre-clearance has been granted.

A PAD Code Holder who discovers that they have failed to request a pre-clearance of any Personal Account Dealing must report this fact to the Authorized Approver and Local Compliance immediately after identifying the situation. The Authorized Approver can provide Local Compliance with available information for their review and follow up.

6.2 Validity of the approval

Any Pre-Clearance Request (PCR) is valid after receiving all the pre-approvals according to point 6.1 for placing an order that same day (till 11:59 PM).

The validity period of PCR approval for ING Entities based in Asia and Australia, where time zone significantly restricts the opportunity for PAD Code Holders to execute transactions during market opening hours, is extended to end of next day without the need for deviation.

If a pre-clearance of an intended Personal Account Dealing does not result in an order to enter into within the pre-clearance validity period, the pre-clearance process must be started again.

6.3 Notification of executed Personal Account Dealing

The Authorized Approver and the relevant Local Compliance approver, in case of involvement, should be informed promptly of any Personal Account Dealing entered into by a PAD Code Holder.
In the case of Personal Account Dealing through an outside Investment Company, a copy contract note in a Durable Medium or other confirmation for all Personal Account Dealings must be evidenced in the respective IT system after execution by the PAD Code Holder within 7 calendar days (please note, for ING

Entities using MCO, this means the PAD Code Holder should complete the relevant assignment when the relevant trade has been executed). If there is a possibility to directly incorporate the receipt of the copy contract note within the respective IT system, a copy contract note can be sent directly by the Investment Company.

6.4 Minimum holding period
Financial Instruments must be held for a minimum period in line with the PAD Code(s) that apply to the PAD Code Holder. For the least restrictive PAD Code, this is same day, while for more restrictive PAD Codes this is 30 calendar days.
Within the holding period, a PAD Code Holder may not make a pre-clearance request or place any opposite order in relation to a Financial Instrument or a different Financial Instrument which references the same underlying Financial Instrument.

Example 1: PAD Cole Holder A has a 30-day holding period. On 1 September they have a pre-clearance request approved for 100 Company X shares and execute this transaction on the same day. On 12 September, PAD Code Holder A requests pre-clearance for a short call option on Company X. This pre-clearance request is rejected as the underlying Financial Instrument is the same. PAD Code Holder A should not have made the pre-clearance request and is prohibited from executing the transaction.

Example 2: PAD Code Holder B has a 30-day holding period. On 1 September they have a pre-clearance request approved to sell 100 Company Y shares and execute this transaction on the same day. On 12 September, PAD Code Holder B requests pre-clearance to buy Company Y bonds. This pre-clearance request is approved as they are not referencing the same Financial Instrument. PAD Code Holder B may execute the transaction.

Exceptions to the minimum holding period could occur, for example in the case of an unexpected material deterioration in market conditions. In case there is a need to adapt the minimum holding period within a country (i.e. not at a personal level) this needs to be approved by the local Head of Compliance, in consultation with ING Group Compliance where appropriate, and the Authorized Approver should be informed immediately.

In case the holding period needs to be adjusted for a specific PAD Code Holder on an exceptional basis, then the local Head of Compliance is entitled to make the exception, where the Authorized Approver should be informed immediately.
Any granted exceptions to the holding period must be recorded for further reference.

6.5 Transactions via accounts on which others are authorized to operate or over which the PAD Code Holder exercises influence

The regulatory scope for personal transactions can extend to a person with whom the PAD Code Holder has a family relationship or close links and any person whom a PAD Code Holder has a direct or indirect material interest in the outcome of their trade.

Therefore, the requirements set out in this Procedure also apply to orders and transactions effected in Accounts in the PAD Code Holder’s name. This includes accounts on which others are authorized to operate, such as joint Accounts. The requirements set out in this Procedure also apply to orders and transactions effected by a PAD Code Holder in Accounts not in the PAD Code Holders name over which they exercise influence and control outside the normal duties of their work. For example, by having accepted a power of attorney, being in the role of legal representative or a securities account in the name of a minor child.

PAD Code Holders should inform other account Holders and persons authorized to operate if the Account is in scope of this Procedure.

Ensure that:
•The Holders of the Account are informed about the obligations and requirements of this Procedure and that the holding of the Account may restrict them in the execution of transactions through the Account, and
•reasonable effort is made to ensure:
i.the other Holders of the Account do not execute any transaction in Financial Instruments through the Account if this would result in a violation of this Procedure, and
ii.the other account Holders provide all information on transactions they entered through the Account at first request of the Authorized Approver.

7. Limitations

7.1 Restrictions for specific businesses
The restrictions applied for specific ING businesses in relation to personal account dealing are included in the rules of the respective PAD Codes (see Appendix C). The restrictions are identified and embedded considering the risks associated with the ING activities of the PAD Code Holders.

7.2 Restricted lists
Considering local or global situations, issuers or Financial Instruments may be added to the Restricted List for personal transactions. The applicability of the restrictions is included in the rules of the relevant PAD code (see Appendix C).

7.3 Investment Clubs
Membership of an Investment Club can lead to (potential) conflicts of interest and is therefore discouraged. Particularly, Employees assigned as PAD Code Holders should not be or become members of an Investment Club. If a PAD Code Holder is an existing member of an Investment Club, they should cancel this membership. In exceptional cases, such as when termination of the Investment Club membership is not immediately possible, Local Compliance may grant a temporary waiver to the PAD Code Holder if:
a)the PAD Code Holder is not performing a role with heightened exposure to Market Abuse risk e.g. FM front office, WB Private Side Employees;
b)the PAD Code Holder has received (temporary) approval following the Outside Interest procedure; and
c)the PAD Code Holder can comply with the pre-clearance requirements and holding periods of this Global Personal Account Dealing Procedure.

7.4 Discretionary Management Agreement
PAD Code Holders may enter into a Discretionary Management Agreement (DMA) with third parties and/or ING, provided such DMA is managed on a fully discretionary basis.
A PAD Code Holder who enters into a DMA shall submit the agreement to the Authorized Approver. In case of doubts on the discretionary nature, Local Compliance should be consulted.
The Authorized Approver and/or Local Compliance have the right to make enquiries and/or to obtain evidence as appropriate to ensure that the DMA is managed on a fully discretionary basis.

Pre-clearance for each Personal Account Dealing is not required. In case an ING Entity has chosen to have a location obligation, a PAD Code Holder is eligible for an exception to this.

PAD Code Holders must notify the Authorized Approver and Local Compliance, in case of involvement or terminations of the DMA. The pre-clearance requirement will be applicable to Personal Account Dealings and any previously granted exception to the location obligation will cease to exist.

8. Record keeping and Data Protection

An Authorized Approver and/or Local Compliance, when involved, in accordance with the applicable laws and regulations, shall at a minimum keep a record of:
•the Personal Account Dealings requested for approval;
•associated authorisations or prohibitions;
•any granted exemptions;
•notifications of executed Personal Account Dealings;
•any approvals or agreements regulated by this Procedure.

All the records must be kept in a Durable Medium (e.g. MCO).

In the case of external or internal outsourcing arrangements, the service provider to which the activity is outsourced must maintain a record of Personal Account Dealing designations and Personal Account Dealings entered into by a PAD Code Holder and must provide that information promptly on request (for any party who has a need-to-know and right to request e.g. Local Compliance).

The information obtained under this Procedure should be kept confidential, unless providing information to others is required by law, regulations, court order, industry standards or otherwise reasonably needed.

Data protection
In relation to the processing activities carried out under this Procedure, the General Data Protection Regulation (GDPR) and the internal Global Data Protection Policy (GDPP) for Employee data apply. Furthermore, local data protection and privacy regulations may apply in certain jurisdictions.

The personal data of Employees by ING Entities will be processed based on Article 6.1. of the GDPP and Article 6.1.f. of the GDPR as the processing is necessary for the legitimate business purposes of ING Entities, based on the requirements set out in MiFID and MAR. In addition, in their role as data controllers, ING Entities may process personal data under the Procedure according to Article 6.1.c. of the GDPR, in order to comply with legal obligations arising from laws, such as the Market Abuse Regulation. Based on this purpose, ING Entities may be entitled, upon local confirmation, to process personal data of Employees, including, but not limited to, information to Personal Account Dealings, Financial Instruments, and overview of Financial Instruments.

Specific processing of personal data by the objective of this Procedure must be validated by the relevant Business Unit Data Protection Officer (BU DPO). ING Entities make sure that personal data processed under this Procedure will be included in the Personal Data Repository and that a Data Protection Impact Assessment is completed, if deemed necessary.

By executing the processes as outlined in the Procedure, personal data of Employees can be processed by making use of an IT system (such as MCO).

The Employees are entitled to their rights as data subjects according to the GDPR, the GDPP for Employee data and the Privacy Statement for ING Employees. Among others, Employees under this Procedure may exercise the following:
•right of access to their personal data; right to rectify their personal data;
•right to erase their personal data;
•right to obtain human intervention to automated decision-making, to express their point of view and to contest the decision.

Please note that certain exceptions to these rights might apply. In case of questions in relation to the GDPR/GDPP, please contact your BU DPO.

9. Breaches and Reporting

Known or suspected breaches of this Procedure must be reported directly to the responsible Local Compliance officer and local Senior Management. Other reporting channels available for breaches of this Procedure are informing Group Compliance Conduct & Ethics or the Authorized Approver. Relevant PAD pages on ING Today will inform on the different reporting options.

Any breach of this Procedure could result in disciplinary action, up to and including termination of employment, as well as criminal or administrative sanctions. PAD Code Holders can further look into the Global Code of Conduct and the Global Investigations Charter on ING Today.

Before Local Compliance reports any breach of this Procedure, the PAD Code Holder concerned should be informed, except where this could lead to tipping off e.g. where Insider Dealing is suspected. The PAD Code Holder concerned should be given the opportunity to respond to the report of Local Compliance and their response should be added to the report.

If an ING Entity has a reasonable suspicion that Personal Account Dealings could constitute Insider Dealing, or attempted Insider Dealing, the ING Entity may be required to notify the local regulator in line with local regulatory reporting obligations. ING Entities must establish how local regulatory reporting takes place.

As guidance on options for consequence management, every violation of this procedure does not necessarily constitute a breach. While each case should be considered on its own merits; for instance, the absence of intent, self-reported “good faith” violations and lack of recurrent issues should be considered when investigating non-compliance, where the violation does not raise concerns of Market Abuse, Conflicts of Interest, or pose reputational risk to ING. Examples of non-compliance that may not amount to a breach include:

•Delays in Manager assigning a PAD Code where this is no longer than a month and has been remedied;
•Delays in PAD Code Holder acknowledging their PAD Code where this is not longer than one month after receiving the assignment and has been remedied;
•Delays in uploading trade confirmations after trade execution, where the delay is no longer than one month and has been remedied.

More serious non-compliance that require greater investigation and may lead to stronger consequences include:
•PAD Code Holder not seeking pre-clearance of their transactions or observing the correct Holding Period for their PAD Code;
•Employee placing the order after the expiry of the pre-clearance approval period;
•Failure to provide trade confirmations or similar documentation for over one month after trade execution;
•Any violation concerning ING Financial Instruments. E.g. Someone assigned with the Global ICI PAD Code placing orders during a Closed Period.

Local Compliance should take the lead for consequence management of PAD breaches, assessing and recommending actions. The following actions are available where there is no concern of Market Abuse or Conflicts of Interest or reputational risk to ING:
•Reminders to be sent to the Employee;
•Reminders to be sent to Employee and escalation to Hierarchical Manager;
•Where there are recurrent issues (i.e. continued delays after reminders and escalations, or the Employee has had previous non-material violations), this could be considered a breach and require escalation to next higher-level management and considered as part of the appraisal process or local disciplinary process.

In all cases where there is a suspicion of Market Abuse, the Global Investigations Charter should be followed.

10. Roles and responsibilities

10.1 Local Senior Management

Local Senior Management is responsible for:
•the effective execution, supervision and implementation of this Procedure; and
•fostering an environment where PAD Code Holders understand and comply with this Procedure.

Local Senior Management must ensure:
•Training is developed and conducted on this Procedure and the Policies and regulations associated with this Procedure, to create sufficient awareness;
•PAD Code Holders are familiar with and abide by all applicable local policies and procedures related to Personal Account Dealing;
•Record keeping is organized in accordance with chapter 8;
•Monitoring of the Procedure requirements takes place; and
•Breaches of PAD policies and procedures related to Personal Account Dealing are subject to appropriate actions, including informing Group Compliance, logging in iRisk and relevant disciplinary measures.

10.2 Hierarchical Managers
Hierarchical Managers are responsible for:
•Designating their reports with PAD Code(s) (or no PAD Code) within 14 calendar days of the assignment appearing on global tooling (MCO), following advice from Local Compliance;
•Re-opening the PAD Code assignment for reports where a change in roles and responsibilities requires their PAD Code to be amended;
•For some Global PAD Codes, Hierarchical Managers are responsible for approving the personal transactions of their Employees.

10.3 PAD Code Holders
PAD Code Holders are responsible for:
•Individually complying with this procedure and policies and/or procedures developed pursuant to this Procedure.
•not unlawfully disclosing Inside Information and not engaging in Insider Dealing, Market Manipulation or the appearance thereof, or breaching other provisions set out in this Procedure or the associated policies and regulations.

10.4 Local Compliance
Local Compliance is responsible for:
•challenging the implementation of this Procedure;
•advising, providing information to management and PAD Code Holders related to this Procedure and any associated local policies and/or procedures;
•escalation point for PAD Code Holders, challenging decisions of Authorized Approver and the right to overrule;
•assisting role in the execution of investigations related to the requirements of the Procedure.
•Performing monitoring and follow up actions based on reports provided by the Authorized Approver.
•Initiating consequence management for any non-compliance with this procedure.

10.5 Authorized Approver
Authorized Approver (if other than Local Compliance) is responsible for:
•pre-clearing Personal Account Dealings in accordance with this Procedure (and local deviations, if any); and
•performing monitoring actions in order to verify the implementation of the Procedure, according with the provisions of the service agreement, Authorized Approver manual and annexes agreed with each ING Entity.

11. References to other documents
This Procedure is to be read in conjunction with the following documents:

Conflicts of Interest Policy
This policy describes the requirements and mandatory principles aimed at identifying, assessing, managing and mitigating or preventing Conflicts of Interest and ensuring that confidential and Inside Information are properly dealt with.

External and Internal Events Procedure
This procedure outlines the processes for the management of both internal and external operational risk events, as well as the roles and responsibilities for mitigating the impact of such identified events and their related reporting.

Global Data Protection Policy
This policy outlines the requirements and mandatory principles for Employee data and client, supplier, business partner data.

ING Global Code of Conduct
The ING Global Code of Conduct contains principles that provide Employees of ING with guidance on appropriate and inappropriate conduct within ING’s day-to-day business. The ING Global Code of Conduct links the Orange Code with the main ING policies, minimum standards and guidelines. One of the ten core principles under the ING Global Code of Conduct is refraining from any form of Market Abuse.

Global Insider Code ING (Global ICI) (Annex to the Global Personal Account Dealing Procedure)
This code describes the key obligations of those designated with the Global ICI PAD Code, the purpose of which is to prevent Market Abuse from occurring on ING Financial Instruments.

Customer Centricity Policy
This policy sets out ING’s minimum standards for customer centricity globally. It builds on the general principles of the ING Customer Golden Rules (CGR) and outlines the obligations ING has with regards to customers’ rights as well as the internal control objectives to effectively mitigate the bank-wide critical and high risks related to Unfair Customer Treatment.

Market Abuse Policy
This policy describes the requirements and mandatory principles aimed at preventing Market Abuse, further describes applicable risks and defines the control objectives aimed at mitigating the risks in relation to Market Abuse.

Global Investigations Charter
This charter defines the governing principles for organizing, managing and conducting the Investigations function within ING. CSI is responsible for the co-ordination and maintenance of this charter.

Global Whistleblower Policy
This policy specifies the rights, including protection from retaliation, for an Employee who reports a concern in good faith, provides information, causes information to be provided or otherwise assists in an investigation and respects the confidentiality of the matter.

Appendix A: Defined terms

Accounts
•An account where in scope Financial Instruments are administered, or the account is intended to be used for transactions of in scope Financial Instruments, and
•Of which the Employee is
◦Account Holder, including joint accounts, or
◦Not account Holder, but in a position of exercising influence and control over the Account, for example by having accepted a power of attorney or being in the role of legal representative.

Authorized Approver
Respective Control Room (EMEA, Asia, Americas) or a dedicated team (for example, the Insider team in ING Hubs Romania). For ING Entities where there is no Control Room or dedicated team services provided, local Compliance should take on the responsibilities.

Closed period
1. the two-month period immediately prior to the publication of the quarterly, half-yearly or annual reports of ING Groep N.V.;
2. the one-month period immediately preceding the date of publication of a prospectus for an issue of ordinary shares of ING Groep N.V., ING Bank N.V. in its own capital; and
3. periods designated by the Chief Compliance Officer.

Conflict of Interest
A Conflict of Interest is a set of circumstances whereby one or more persons or entities have competing interests, and serving to the interests of one party may be in detriment of the interests of the other party. In such circumstances, the ability of the Employee or ING Entity to apply judgement or to act in the best interest of ING’s customers, society, ING Entity or other stakeholders (may be) is impaired by personal or other interests.

Discretionary Management Agreement (DMA)
A written agreement concluded by an Insider with an Investment Company with regard to asset management and provided that the DMA is based on a strict separation between ownership and management where:

(i) the Insider gives no specific instructions or otherwise exerts influence on specific individual transactions of the Investment Company; and

(ii) changes in the DMA may only be made at a level of abstraction which cannot be influenced by the Insider on specific individual transactions of the Investment Company.

Durable Medium
1. paper; or

2. any digital instrument (such as My Compliance Office tool) which enables the recipient to store information addressed personally to the recipient in a way accessible for future reference and for a period of time adequate for the purposes of the information and which allows the unchanged reproduction of the information stored.

Employee
Any person not being a third party working for or on behalf of an ING Entity, on contract or temporary, including:
•Senior Management,
•Persons on secondment, and
•Persons hired as external employees including persons acting on behalf of ING as tied agents.

Financial Instrument
The following instruments, including such instruments issued by means of distributed ledger technology:
•Transferable securities;
•Money-market instruments;
•Units in collective investment undertakings;
•Options, futures, swaps, forward rate agreements and any other derivative contracts relating to securities, currencies, interest rates or yields, emission allowances or other derivatives instruments, financial indices or financial measures which may be settled physically or in cash;
•Options, futures, swaps, forwards and any other derivative contracts relating to commodities that must be settled in cash or may be settled in cash at the option of one of the parties other than by reason of default or other termination event;
•Options, futures, swaps, and any other derivative contract relating to commodities that can be physically settled provided that they are traded on a regulated market, a multilateral trading facility (MTF), an organised trading facility (OTF) or equivalent non-EU trading facility, except for wholesale energy products traded on an OTF that must be physically settled;
•Options, futures, swaps, forwards and any other derivative contracts relating to commodities, that can be physically settled not otherwise mentioned in this bullet of this definition and not being for commercial purposes, which have the characteristics of other derivative financial instruments;
•Derivative instruments for the transfer of credit risk;
•Financial contracts for differences;
•Options, futures, swaps, forward rate agreements and any other derivative contracts relating to climatic variables, freight rates or inflation rates or other official economic statistics that must be settled in cash or may be settled in cash at the option of one of the parties other than by reason of default or other termination event, as well as any other derivative contracts relating to assets, rights, obligations, indices and measures not otherwise mentioned in this definition, which have the characteristics of other derivative financial instruments, having regard to whether, inter alia, they are traded on a regulated market, OTF, MTF or equivalent non-EU trading venue; and
•Emission allowances consisting of any units recognised for compliance with the requirements of Directive 2003/87/EC (Emissions Trading Scheme).

Hierarchical Manager
The manager to whom an Employee reports and who is most closely involved in the Employee’s daily activities.

ING Entities
ING Groep N.V. and its Group Companies.
Group Companies, in relation to ING Groep N.V., means any other company which is a holding company or subsidiary of it or of any such holding company. A company is a “subsidiary” of another company if that other company, directly or indirectly, through one or more subsidiaries:
•holds a majority of the voting rights in it;
•is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body;
•is a member or shareholder of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; or
•has the right to exercise a dominant influence over it pursuant to its constitutional documents or pursuant to a control contract.

ING Financial Instruments
1. ING Group Ordinary Shares;
2. Financial instruments whose value is determined 10% or more by the value of ING Group Ordinary Shares;
3. Bonds or any other debt issued by ING Bank N.V./ ING Group or its subsidiaries;
4. Financial instruments whose value is determined 10% or more by the value of bonds issued by ING Bank N.V./ ING Group or its subsidiaries; and;
5. Other Financial Instruments identified and announced as such by Group
Compliance. This category can, for example, include Financial Instruments in an open-ended Investment Company (e.g. open-ended mutual fund or open-ended tracker).

ING Group

ING Groep N.V. and all companies and legal entities whose results are included in the consolidated gross profits of ING Groep N.V.

Inside Information
Information that:
•is of a precise nature;
•has not been made public;
•relates, directly or indirectly to one or more issuers or to one or more Financial Instruments; and
•if it were made public, would be likely to have a significant effect on the price of those Financial Instruments or on the price of related derivatives of Financial Instruments (this is the case if the information would be likely to be used by a reasonable investor as part of the basis of his or her investment decisions).

In relation to emission allowances or auctioned products based thereon, the above-mentioned definition of Inside Information applies mutatis mutandis.

In relation to commodity derivatives (and spot commodity contracts), the above mentioned definition of Inside Information applies mutatis mutandis with the addition: where this is information which is reasonably expected to be disclosed or is required to be disclosed in accordance with legal or regulatory provisions at the European Union or national level, market rules, contract, practice or custom, on the relevant commodity derivatives markets or spot markets.

For persons charged with the execution of orders concerning Financial Instruments Inside Information also means information:
•conveyed by a client or by other persons acting on the client’s behalf or information known by virtue of management of a proprietary account or of a managed fund and relating to pending orders in Financial Instruments;
•which is precise;
•relating, directly or indirectly, to one or more issuers or to one or more Financial Instruments, and
•if it were made public, would be likely to have a significant effect on the prices of those Financial Instruments, the price of related spot commodity contracts, or on the price of related derivative Financial Instruments.

Insider
An Employee who has access to Inside information about ING and/or other companies in general and for that reason is:
•by virtue of his or her function an Insider; or
•is designated as such by his or her Hierarchical Manager.

Insider Dealing
1.Arises where a person possesses and uses Inside Information by acquiring or disposing of, for its own account or for the account of a third party, directly or indirectly, Financial Instruments to which that information relates.
2.The use of Inside Information by cancelling or amending an order concerning a Financial Instrument to which the information relates where the order was placed before the person concerned possessed the Inside Information, shall also be considered to be Insider Dealing.
3.In relation to auctions of emission allowances or other auctioned products based thereon the use of Inside Information shall also comprise submitting, modifying or withdrawing a bid by a person for its own account or for the account of a third party.
4.The use of the recommendations or inducements amounts to Insider Dealing where the person using the recommendation or inducement knows or ought to know that it is based upon Inside Information.
5.If a person trades (or attempts to trade) while in possession of Inside Information, it should be implied that that person has used that Inside Information. That presumption is without prejudice to the rights of defense.
6.An exception to the prohibition against Insider Dealing may apply. Such an exception must be in line with local and international standards against Insider Dealing

Investment Club
A group of people who pool their money to make investments

Investment Company
A service provider that employs staff who provide an investment service or performs an investment activity as defined per local regulation.

Local Compliance
Compliance department responsible for the compliance activities of the ING Entity.

Market Manipulation
Shall comprise the following activities:

a)    entering into a transaction, placing an order to trade or any other behaviour which:

i.gives, or is likely to give, false or misleading signals as to the supply of, demand for, or price of, a Financial Instrument, a related spot commodity contract or an auctioned product based on emission allowances; or
ii.secures, or is likely to secure, the price of one or several Financial Instruments, a related spot commodity contract or an auctioned product based on emission allowances at an abnormal or artificial level;

b)    entering into a transaction, placing an order to trade or any other activity or behaviour which affects or is likely to affect the price of one or several Financial Instruments, a related spot commodity contract or an auctioned product based on emission allowances, which employs a fictitious device or any other form of deception or contrivance;

c)    disseminating information through the media, including the internet, or by any other means, which gives, or is likely to give, false or misleading signals as to the supply of, demand for, or price of, a Financial Instrument, a related spot commodity contract or an auctioned product based on emission allowances or secures, or is likely to secure, the price of one or several Financial Instruments, a related spot commodity contract or an auctioned product based on emission allowances at an abnormal or artificial level, including the dissemination of rumours, where the person who made the dissemination knew, or ought to have known, that the information was false or misleading;

d)    transmitting false or misleading information or providing false or misleading inputs in relation to a benchmark where the person who made the transmission or provided the input knew or ought to have known that it was false or misleading, or any other behaviour which manipulates the calculation of a benchmark.

e)    section 1a) of this section does not apply if the person entering into a transaction, placing an order to trade or engaging in any other behaviour establishes that such transaction, order or behaviour have been carried out for legitimate reasons, and conforms with an accepted market practice as established in accordance with article 13 Market Abuse Regulation.

The following behaviour shall, inter alia, be considered as Market Manipulation:

a)    the conduct by a person (Employee and/or Senior Management), or persons acting in collaboration, to secure a dominant position over the supply of or demand for a Financial Instrument, related spot commodity contracts or auctioned products based on emission allowances which has, or is likely to have, the effect of fixing, directly or indirectly, purchase or sale prices or creates, or is likely to create, other unfair trading conditions;

b)    the buying or selling of Financial Instruments, at the opening or closing of the market, which has or is likely to have the effect of misleading investors acting on the basis of the prices displayed, including the opening or closing prices;

c)    the placing of orders to a trading venue, including any cancellation or modification thereof, by any available means of trading, including by electronic means, such as algorithmic and high frequency trading strategies, and which has one of the effects referred to in paragraph 1.a) or 1.b), by:

i.disrupting or delaying the functioning of the trading system of the trading venue or being likely to do so;

ii.making it more difficult for other persons to identify genuine orders on the trading system of the trading venue or being likely to do so, including by entering orders which result in the overload in g or destabilization of the order book; or
iii.creating or being likely to create a false or misleading signal about the supply of, or demand for, or price of, a Financial Instrument, in particular by entering orders to initiate or exacerbate a trend;

d)    the taking advantage of occasional or regular access to the traditional or electronic media by voicing an opinion about a Financial Instrument, related spot commodity contract or an auctioned product based on emission allowances (or indirectly about its issuer) while having previously taken positions on that Financial Instrument, a related spot commodity contract or an auctioned product based on emission allowances and profiting subsequently from the impact of the opinions voiced on the price of that instrument, related spot commodity contract or an auctioned product based on emission allowances:

e)    the buying or selling on the secondary market of emission allowances or related derivatives prior to the auction held pursuant to Regulation (EU) No 1031/2010 with the effect of fixing the auction clearing price for the auctioned products at an abnormal or artificial level or misleading bidders bidding in the auctions.

Market Manipulation extends its scope to the following forms as well:

a)    spot commodity contracts, which are not wholesale (commercial banking) energy products, where the transaction, order or behaviour has or is likely or intended to have an effect on the price or value of a Financial Instrument;

b)    types of Financial Instruments, including derivative contracts or derivative instruments for the transfer of credit risk, where the transact ion, order, b id or behaviour has or is likely to have an effect on the price or value of a spot commodity contract where the price or value depends on the price or value of those Financial Instruments; and

c) inappropriate behaviour in relation to Benchmarks.

Under exceptional circumstances, an exception to the prohibition against Market Manipulation may apply. Such an exception must be in line with local and international standards against Market Manipulation.

MCO
My Compliance Office, global tooling for Personal Account Dealing.

PAC Code Holder
Employees who have access to or could potentially have reason to be given access to client or ING Inside Information for the fulfillment of their role, requiring the assignment of a Personal Account Dealing code to mitigate the potential risks of Market Abuse and Conflicts of Interest

Personal Account Dealing
Is a trade in a Financial Instrument effected by or on behalf of a PAD Code Holder where at least one of the following criteria is met:
•that PAD Code Holder is acting outside the scope of the normal activities they carry out in the capacity as Employee;
•the trade is carried out for the account of the PAD Code Holder.

Trade for the purposes of this definition is broad and covers all forms of dealing as set out in the definition of Insider Dealing.
Transactions in Financial Instruments executed through an account on which also others are authorized to operate, or through an account on which the Insider exerts influence, are deemed to qualify as Personal Account Dealings of the respective Insider.

Persons Closely Associated

a) a spouse, or a partner considered to be equivalent to a spouse of a Person Obliged to Notify in accordance with national law;
(b) a dependent child of a Person Obliged to Notify in accordance with national law;
(c) a relative who has shared the same household for at least one year on the date of the transaction concerned of the Person Obliged to Notify; or
(d) a legal person, trust or partnership, the managerial responsibilities of which are discharged by a Person Obliged to Notify or by a person referred to in point (a), (b) or (c), which is directly or indirectly controlled by such a person, which is set up for the benefit of such a person, or the economic interests of which are substantially equivalent to those of such a person.

Persons Obliged to Notify
1. Members of the Supervisory Board of ING Groep N.V./ ING Bank N.V.;
2. Members of the Executive Board of ING Groep N.V.;
3. Members of the Management Board Banking;
4. A person who has regular access to Inside Information with the power to take managerial decisions affecting the future developments and business prospects of ING Groep N.V. and/ or ING Bank N.V.
ING Entities who issue Financial Instruments may also determine who is a Person Obliged to Notify locally.

Restricted Lists
Lists with restrictions on Personal Account Dealing due to contractual obligations or for legal or policy reasons.

Senior Management
Appointed persons, who are individually or jointly responsible for the decision-making, general operation and administration of legal entities, business lines, business units, and management bodies or similar.

Staff Scheme
A scheme whereby ING Financial Instruments are offered to certain Employees whereby ING maintains a consistent policy with regard to the conditions and periodicity of the award (including the time of the award, the decision in this regard, the group of persons to whom Financial Instruments are granted, the number of Financial Instruments to be granted, etc.).

Unlawful Disclosure of Inside Information
information to any other person, except where the disclosure is made in the normal exercise of its employment or duties. The onward disclosure of recommendations or inducements referred to in the definition of Insider Dealing amounts to Unlawful disclosure of Inside Information under this definition where the person disclosing the recommendation or inducement knows or ought to know that it was based on Inside Information.

Appendix B: Functions where employees must have PAD Codes

While Hierarchical Managers are responsible for designating Employees with PAD Code(s) following the PAD Designation process described in Chapter 4.2, owing to the nature of the positions and functions described below, a Global PAD Code(s) should always be assigned.

This list is not exhaustive, and ING Entities and/or business lines should assess and provide guidance on the Employees who are considered to require a PAD Code.

By virtue of their function, the following persons should be designated as part of PAD designation process with the ATWI PAD Code and the Global ICI PAD Code:
1.Members of the Supervisory Board of ING Groep N.V. and ING Bank N.V. and their support staff (e.g. PAs, Business Managers);
2.Members of the Executive Board of ING Groep N.V. and their support staff;
3.Members of the Management Board Banking, their direct reports (MBB-1) and support staff;
4.ING General Counsel and Chief Compliance Officer.

By virtue of their function, the Employees of the following functions require a PAD Code (there may be exceptions, ultimate responsibility remains with the Hierarchical Manager for PAD Code designations):
1Research;
2WB Capital Markets and Advisory
3WB Lending (except Tribe Lending);
4WB Transaction Services;
5WB Sectors (except WB CCO Business School);
6Group Treasury;
7Equity research and Financial Markets staff;
8Private Banking;
9Staff handling client orders in Financial Instruments.

Employees in functions that meet the definition from below 1-9 are required to be designated with the Global ICI PAD Code– the below reference to ING should be understood as covering ING Group, ING Bank NV and any ING Entity that issues its own Financial Instruments:
1.Finance staff having access to the unpublished financial reporting information of the ING Group;
2.Investor Relations and Corporate Communication staff having access to the unpublished financial reporting results of the ING Group.
3.Likely to have access to material information concerning ING Group or ING Bank, related to quarterly and/or annual financial reporting information;
4.Likely to have access to Inside Information related to ING Group or ING Bank strategy (ING Project related);
5.Likely to have access to Inside Information concerning ING Group or ING Bank capital, control or governance;
6.Likely to have access to any other Inside Information related to ING Group or ING Bank;
7.Likely to have access to Inside Information on ING Group or ING Bank, related to information handled by the department (e.g. Board Liaison Office, Corporate Secretariat, Corporate communications);
8.Depending on local assessment: Country Manager and/or other local senior management (e.g. MBB-1);
9.Support staff for the above positions if they have access to the relevant information.

Appendix C: Global Personal Account Dealing Codes

	Global PAD Codes	Description of Code	Holding Period	Managerial Approval
1	Generic Global PAD Codes
Standard PAD Code – assigned for i.) Employees involved in investment services and with possible knowledge of pending client orders, ii.) Back-office & IT staff (if relevant access rights) and iii.) Support, Risk and Control Functions (with access to sensitive information related to issuers of Financial Instruments).

			Same day	No
Above the Wall Insider Code - (Senior) Public Side and/ or (Senior) Private Side staff not operationally involved in receiving or executing client orders or directly involved in client business / managing client portfolios. This Global PAD Code is also the applicable Generic PAD Code for MBB and MBB-1.
			30 Days	No
2	Wholesale Banking related Global PAD Codes
WB Public Side Code - WB Public Side Employees (in)directly involved in preparing, placing, or executing orders in Financial Instruments (other than ING), or other activities linked to trading in Financial Instruments. Also, can be Public Side Employees with possible access to Inside Information (after Barrier Crossing)

			30 Days	Yes
WB Private Side Code - WB Private Side Employees with possible, occasional, or frequent access to Inside Information or other confidential and sensitive information related to issuers of Financial Instruments.
			30 Days	Yes
WB Other Code – WB Employees (or Employees supporting WB) with a.) possible, occasional, or frequent access to Inside Information or other confidential and sensitive information related to issuers of Financial Instruments and/ or b.) (in-)directly involved in preparing, placing, or executing orders in Financial Instruments, or other activities linked to trading in Financial Instruments.
			30 Days	No
		Research Code - Research analysts, Research editors, any other Employee with knowledge of Research (MiFID) pending publication.	30 Days	Yes
Group Treasury (GT) Code - GT Employees (in)directly involved in preparing, placing, or executing orders in Financial Instruments, GT Employees with possible access to Inside Information (after Barrier-Crossing)
			30 Days	Yes
3	Retail related Global PAD Codes
Private Banker Code - Private Banker/relationship managers with access to order and transactions of Private Banking clients and/or (potential) sensitive company information, disclosed by clients. The higher the client segment, the higher the risk.
			30 Days	No
Portfolio Manager Code - Knowledge of non-public information on pending orders in the collectively managed portfolios maintained by ING Investment Office (IIO). Potential knowledge of non-public information on pending orders in the collectively managed portfolios/decision making process.
			30 Days	Yes
		Asset Manager Code - ING Solutions Investment Management (ISIM) designated positions involved in the Management and/or Control Function for UCITS or AIF Funds in Luxemburg.	Same Day	No
		Attributed Function Code - Employees in Support, Risk and Control Functions (if access to sensitive information related to issuers of Financial Instruments).	30 Days	No

4	IBSS related Global PAD Code
ING Business Shared Services (IBSS) HUB Employees, at the side of the Service Provider might handle the same type of information as Employees at the side of the Service Receiver and therefore require specific Personal Account Dealing restrictions.
			30 Days	No
5	Global PAD Code on ING Financial Instruments (Global ICI)	Employees with possible, occasional, or frequent access to Inside Information, or other confidential and sensitive Information regarding ING Groep/ING Bank e.g. quarterly results and project	Open period	N

Annexes to Global Procedure on Personal Account Dealing

Personal Account Dealing Codes

Group Compliance
CC&E, Employee and Organisational Conduct

Effective Date:
29 July 2025

PAD Code - Standard PAD Code

1.1 Objective and scope
This Annex to the ‘Global Procedure on Personal Account Dealing’ outlines the restrictions that apply to personal orders and transactions in Financial Instruments in scope of the ‘Global Procedure on Personal Account Dealing’ for those Employees assigned with the PAD Code Standard PAD Code.

The purpose of designating Employees with a Personal Account Dealing Code is to mitigate the risks of Market Abuse, Conflicts of Interest and reputational risk to ING, associated with Employee personal transactions.

1.2 Holding period
It is not permitted to enter an order in opposite direction in relation to Financial Instruments of the same issuing institution or with the same underlying value within the same day.

1.3 Restricted List restrictions (alerts)
Pre-Clearance Requests (PCR) in Financial Instruments that match with the R4 and R8 categories of the Compliance Restricted List will trigger an Alert for the Authorized Approver to review the PCR.

1.4 Global Watch List (GWL) and Private Restricted Quiet List (alerts)
Pre-Clearance Requests that match with the Global Watch List and/or Private Restricted Quiet List are reviewed by the Authorized Approver and can be rejected.

1.5 MNPI Rule (auto-denial)
It is not permitted to enter an order in Financial Instruments issued by a company on which ING has Inside Information, if you are in possession of the Inside Information. Refer to and always abide by the main principles and obligations set out in the Global Procedure on Personal Account Dealing.

1.6 Other alerts for manual review by the Authorized Approver
Pre-Clearance Requests in Financial Instruments that match with non price-sensitive deals registered in MCO may be reviewed by the Authorized Approver and can be rejected.

1.7 Results of Pre-Clearance Requests
The Authorized Approver reserves the right to approve or deny any intended order, without specifying the grounds for the decision. Employees must not inform others about the decision of the Authorized Approver.

PAD Code - Attributed Functions

1.1 Objective and scope
This Annex to the ‘Global Procedure on Personal Account Dealing’ outlines the restrictions that apply to personal orders and transactions in Financial Instruments in scope of the ‘Global Procedure on Personal Account Dealing’ for those Employees assigned with the PAD Code Attributed Functions.

The purpose of designating Employees with a Personal Account Dealing Code is to mitigate the risks of Market Abuse, Conflicts of Interest and reputational risk to ING, associated with Employee personal transactions.

1.2 Holding period
It is not permitted to enter an order in opposite direction in relation to Financial Instruments of the same issuing institution or with the same underlying value within a 30 day period.

1.3 Restricted List restrictions (alerts)
Pre-Clearance Requests (PCR) in Financial Instruments that match with the R8 category of the Compliance Restricted List will trigger an Alert for the Authorized Approver to review the PCR.

1.4 MNPI Rule (auto-denial)
It is not permitted to enter an order in Financial Instruments issued by a company on which ING has Inside Information, if you are in possession of the Inside Information. Refer to and always abide by the main principles and obligations set out in the Global Procedure on Personal Account Dealing.

1.5 Other alerts for manual review by the Authorized Approver
Pre-Clearance Requests in Financial Instruments that match with non price-sensitive deals registered in MCO may be reviewed by the Authorized Approver and can be rejected.

1.6 Results of Pre-Clearance Requests
The Authorized Approver reserves the right to approve or deny any intended order, without specifying the grounds for the decision. Employees must not inform others about the decision of the Authorized Approver.

PAD Code - WB Private Side

1.1 Objective and scope
This Annex on the ‘Global Procedure on Personal Account Dealing’ outlines the restrictions that apply to personal orders and transactions in Financial Instruments in scope of the ‘Global Procedure on Personal Account Dealing’ for those Employees assigned with the PAD Code WB Private Side.

The purpose of designating Employees with a Personal Account Dealing Code is to mitigate the risks of Market Abuse, Conflicts of Interest and reputational risk to ING, associated with Employee personal transactions.

1.2 Line Manager Approval
All Pre-Clearance Requests require pre-approval from your Line Manager, which will be routed to them via MCO.

1.3 Holding period
It is not permitted to enter an order in opposite direction in relation to Financial Instruments of the same issuing institution or with the same underlying value within a 30 day period.

1.4 Restricted List restrictions (auto-denial)
It is not permitted to enter an order in Financial Instruments under the R1, R2 and R4 categories of the Compliance Restricted List.

1.5 Restricted List restrictions (alert)
Pre-Clearance Requests (PCR) in Financial Instruments that match with the R8 and category of the Compliance Restricted List will trigger an Alert for the Authorized Approver to review the PCR.

1.6 Global Watch List (GWL) and Private Restricted Quiet List (alerts)
Pre-Clearance Requests that match with the Global Watch List and/or Private Restricted Quiet List are reviewed by the Authorized Approver and can be rejected.

1.7 MNPI Rule (auto-denial)
It is not permitted to enter an order in Financial Instruments issued by a company on which ING has Inside Information, if you are in possession of the Inside Information. Refer to and always abide by the main principles and obligations set out in the Global Procedure on Personal Account Dealing.

1.8 Other alerts for manual review by the Authorized Approver
Pre-Clearance Requests in Financial Instruments that match with non price-sensitive deals registered in MCO are reviewed by the Authorized Approver and can be rejected.

1.9 Results of Pre-Clearance Requests
The Authorized Approver reserves the right to approve or deny any intended order, without specifying the grounds for the decision. Employees must not inform others about the decision of the Authorized Approver.

PAD Code - WB Public Side

1.1 Objective and scope
This Annex to the ‘Global Procedure on Personal Account Dealing’ outlines the restrictions that apply to personal orders and transactions in Financial Instruments in scope of the Global Personal Account Dealing Procedure for those Employees assigned with the PAD Code WB Public Side.

The purpose of designating Employees with a Personal Account Dealing Code is to mitigate the risks of Market Abuse, Conflicts of Interest and reputational risk to ING, associated with Employee personal transactions.

1.2 Line Manager Approval
All Pre-Clearance Requests require pre-approval from your Line Manager, which will be routed to them via MCO.

1.3 Holding period
It is not permitted to enter an order in opposite direction in relation to Financial Instruments of the same issuing institution or with the same underlying value within a 30 day period.

1.4 Restricted List restrictions (auto-denial)
It is not permitted to enter an order in Financial Instruments under the R1, R2 and R4 categories of the Compliance Restricted List.

1.5 Restricted List restrictions (alert)
Pre-Clearance Requests (PCR) in Financial Instruments that match with the R8 and category of the Compliance Restricted List will trigger an Alert for the Authorized Approver to review the PCR.

1.6 Global Watch List (GWL) and Private Restricted Quiet List (alerts)
Pre-Clearance Requests that match with the Global Watch List and/or Private Restricted Quiet List are reviewed by the Authorized Approver and can be rejected.

1.7 MNPI Rule (auto-denial)
It is not permitted to enter an order in Financial Instruments issued by a company on which ING has Inside Information, if you are in possession of the Inside Information. Refer to and always abide by the main principles and obligations set out in the Global Procedure on Personal Account Dealing.

1.8 Other alerts for manual review by the Authorized Approver
Pre-Clearance Requests in Financial Instruments that match with non price-sensitive deals registered in MCO are reviewed by the Authorized Approver and can be rejected.

1.9 Results of Pre-Clearance Requests
The Authorized Approver reserves the right to approve or deny any intended order, without specifying the grounds for the decision. Employees must not inform others about the decision of the Authorized Approver.

PAD Code - WB Other

1.1 Objective and scope
This Annex to the ‘Global Procedure on Personal Account Dealing’ outlines the restrictions that apply to personal orders and transactions in Financial Instruments in scope of the Global Personal Account Dealing Procedure for those Employees assigned with the PAD Code WB Other.

The purpose of designating Employees with a Personal Account Dealing Code is to mitigate the risks of Market Abuse, Conflicts of Interest and reputational risk to ING, associated with Employee personal transactions.

1.2 Holding period
It is not permitted to enter an order in opposite direction in relation to Financial Instruments of the same issuing institution or with the same underlying value within a 30 day period.

1.3 Restricted List restrictions (auto-denial)
It is not permitted to enter an order in Financial Instruments under the R1, R2 and R4 categories of the Compliance Restricted List.

1.4 Restricted List restrictions (alert)
Pre-Clearance Requests (PCR) in Financial Instruments that match with the R8 and category of the Compliance Restricted List will trigger an Alert for the Authorized Approver to review the PCR.

1.5 Global Watch List (GWL) and Private Restricted Quiet List (alerts)
Pre-Clearance Requests that match with the Global Watch List and/or Private Restricted Quiet List are reviewed by the Authorized Approver and can be rejected.

1.6 MNPI Rule (auto-denial)
It is not permitted to enter an order in Financial Instruments issued by a company on which ING has Inside Information, if you are in possession of the Inside Information. Refer to and always abide by the main principles and obligations set out in the Global Procedure on Personal Account Dealing.

1.7 Other alerts for manual review by the Authorized Approver
Pre-Clearance Requests in Financial Instruments that match with non price-sensitive deals registered in MCO are reviewed by the Authorized Approver and can be rejected.

1.8 Results of Pre-Clearance Requests
The Authorized Approver reserves the right to approve or deny any intended order, without specifying the grounds for the decision. Employees must not inform others about the decision of the Authorized Approver.

PAD Code - Research (MiFID scope)

1.1 Objective and scope
This Annex to the ‘Global Procedure on Personal Account Dealing’ outlines the restrictions that apply to personal orders and transactions in Financial Instruments in scope of the Global Personal Account Dealing Procedure for those Employees assigned with the PAD Code Research.

The purpose of designating Employees with a Personal Account Dealing Code is to mitigate the risks of Market Abuse, Conflicts of Interest and reputational risk to ING, associated with Employee personal transactions.

1.2 Line Manager Approval
All Pre-Clearance Requests require pre-approval from your Line Manager, which will be routed to them via MCO.

1.3 Holding period
It is not permitted to enter an order in opposite direction in relation to Financial Instruments of the same issuing institution or with the same underlying value within a 30 day period.

1.4 Restricted List restrictions (auto-denial)
It is not permitted to enter an order in Financial Instruments under the R1, R2 and R4 categories of the Compliance Restricted List.

1.5 Restricted List restrictions (alert)
Pre-Clearance Requests (PCR) in Financial Instruments that match with the R8 and category of the Compliance Restricted List will trigger an Alert for the Authorized Approver to review the PCR.

1.6 Global Watch List (GWL) and Private Restricted Quiet List (alerts)
Pre-Clearance Requests that match with the Global Watch List and/or Private Restricted Quiet List are reviewed by the Authorized Approver and can be rejected.

1.7 MNPI Rule (auto-denial)
It is not permitted to enter an order in Financial Instruments issued by a company on which ING has Inside Information, if you are in possession of the Inside Information. Refer to and always abide by the main principles and obligations set out in the Global Procedure on Personal Account Dealing.

1.8 Other alerts for manual review by the Authorized Approver
Pre-Clearance Requests in Financial Instruments that match with non price-sensitive deals registered in MCO are reviewed by the Authorized Approver and can be rejected.

1.9 Results of Pre-Clearance Requests
The Authorized Approver reserves the right to approve or deny any intended order, without specifying the grounds for the decision. Employees must not inform others about the decision of the Authorized Approver.

PAD Code - Group Treasury

1.1 Objective and scope
This Annex to the ‘Global Procedure on Personal Account Dealing’ outlines the restrictions that apply to personal orders and transactions in Financial Instruments in scope of the Global Personal Account Dealing Procedure for those Employees assigned with the PAD Code Group Treasury.

The purpose of designating Employees with a Personal Account Dealing Code is to mitigate the risks of Market Abuse, Conflicts of Interest and reputational risk to ING, associated with Employee personal transactions.

1.2 Line Manager Approval
All Pre-Clearance Requests require pre-approval from your Line Manager, which will be routed to them via MCO.

1.3 Holding period
It is not permitted to enter an order in opposite direction in relation to Financial Instruments of the same issuing institution or with the same underlying value within a 30 day period.

1.4 Restricted List restrictions (auto-denial)
It is not permitted to enter an order in Financial Instruments under the R1, R2 and R4 categories of the Compliance Restricted List.

1.5 Restricted List restrictions (alert)
Pre-Clearance Requests (PCR) in Financial Instruments that match with the R8 and category of the Compliance Restricted List will trigger an Alert for the Authorized Approver to review the PCR.

1.6 Global Watch List (GWL) and Private Restricted Quiet List (alerts)
Pre-Clearance Requests that match with the Global Watch List and/or Private Restricted Quiet List are reviewed by the Authorized Approver and can be rejected.

1.7 MNPI Rule (auto-denial)
It is not permitted to enter an order in Financial Instruments issued by a company on which ING has Inside Information, if you are in possession of the Inside Information. Refer to and always abide by the main principles and obligations set out in the Global Procedure on Personal Account Dealing.

1.8 Other alerts for manual review by the Authorized Approver
Pre-Clearance Requests in Financial Instruments that match with non price-sensitive deals registered in MCO are reviewed by the Authorized Approver and can be rejected.

1.9 Results of Pre-Clearance Requests
The Authorized Approver reserves the right to approve or deny any intended order, without specifying the grounds for the decision. Employees must not inform others about the decision of the Authorized Approver.